                                  EXHIBIT 10.3




                                 GEOCAPITAL, LLC

            AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

                               September 30, 1997
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                                 GEOCAPITAL, LLC
                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT

                                TABLE OF CONTENTS

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ARTICLE I - DEFINITIONS.......................................................  1
      Section 1.1  Definitions................................................  1

ARTICLE II - ORGANIZATION AND GENERAL PROVISIONS.............................  13
      Section 2.1  Continuation..............................................  13
      Section 2.2  Name......................................................  13
      Section 2.3  Term......................................................  13
      Section 2.4  Registered Agent and Registered Office....................  13
      Section 2.5  Principal Place of Business...............................  14
      Section 2.6  Qualification in Other Jurisdictions......................  14
      Section 2.7  Purposes and Powers.......................................  14
      Section 2.8  Title to Property.........................................  15

ARTICLE III - MANAGEMENT OF THE LLC..........................................  15
      Section 3.1  Management in General.....................................  15
      Section 3.2  Management Board of the LLC...............................  16
      Section 3.3  Officers of the LLC.......................................  18
      Section 3.4  Employees of the LLC......................................  19
      Section 3.5  Operation of the Business of the LLC......................  19
      Section 3.6  Compensation and Expenses of the Members..................  23
      Section 3.7  Other Business of the Manager Member and its Affiliates...  23
      Section 3.8  Non-Manager Members and Non Solicitation Agreements.......  24
      Section 3.9  Non Solicitation and Non Disclosure by Non-Manager Members
                   and Employee Stockholders.................................  24
      Section 3.10 Additional Permitted Outside Advisory Clients.............  28
      Section 3.11 Remedies Upon Breach......................................  31
      Section 3.12 Repurchase Upon Termination of Employment or Transfer by
                   Operation of Law..........................................  32
      Section 3.13 No Employment Obligation..................................  37
      Section 3.14 Miscellaneous.............................................  37
      Section 3.15 Capitalization of Excess Operating Cash Flow..............  37

ARTICLE IV - CAPITAL CONTRIBUTIONS;
      CAPITAL ACCOUNTS AND ALLOCATIONS; DISTRIBUTIONS........................  38
      Section 4.1  Capital Contributions.....................................  38
      Section 4.2  Capital Accounts; Allocations.............................  38
      Section 4.3  Distributions.............................................  41

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      Section 4.4 Distributions Upon Dissolution; Establishment of a Reserve
            Upon Dissolution................................................   43
      Section 4.5 Proceeds from Capital Contributions and the Sale of
            Securities; Insurance Proceeds; Certain Special Allocations.....   43
      Section 4.6 Federal Tax Allocations...................................   44

ARTICLE V - TRANSFER OF LLC INTERESTS BY NON-MANAGER
      MEMBERS; RESIGNATION, REDEMPTION AND WITHDRAWAL BY
      NON-MANAGER MEMBERS;
      ADMISSION OF ADDITIONAL NON-MANAGER MEMBERS...........................   45
      Section 5.1 Assignability of Interests................................   45
      Section 5.2 Substitute Non-Manager Members............................   46
      Section 5.3 Allocation of Distributions Between Assignor and Assignee;
            Successor to Capital Accounts...................................   46
      Section 5.4 Resignation, Redemptions and Withdrawals..................   47
      Section 5.5 Issuance of Additional LLC Interests......................   47
      Section 5.6 Additional Requirements...................................   48
      Section 5.7 Representation of Members.................................   48

ARTICLE VI - TRANSFER OF LLC INTERESTS BY THE
      MANAGER MEMBER; REDEMPTION, REMOVAL
      AND WITHDRAWAL........................................................   49
      Section 6.1 Assignability of Interest.................................   49
      Section 6.2 Resignation, Redemption, and Withdrawal...................   50

ARTICLE VII - PUT OF LLC INTERESTS..........................................   50
      Section 7.1 Mandatory Puts............................................   50
      Section 7.2 Election Rights of Non-Manager Members to Receive
            AMG Stock.......................................................   53
      Section 7.3 Registration Rights.......................................   55
      Section 7.4 Restrictions..............................................   57
      Section 7.5 Limitation of Registration Rights. .......................   58

ARTICLE VIII - DISSOLUTION AND TERMINATION..................................   58
      Section 8.1 No Dissolution............................................   58
      Section 8.2 Events of Dissolution.....................................   58
      Section 8.3 Notice of Dissolution.....................................   59
      Section 8.4 Liquidation...............................................   59
      Section 8.5 Termination...............................................   60
      Section 8.6 Claims of the Members.....................................   60

ARTICLE IX - RECORDS AND REPORTS............................................   60
      Section 9.1 Books and Records.........................................   60
      Section 9.2 Accounting................................................   60

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      Section 9.3   Financial and Compliance Reports..........................  60
      Section 9.4   Meetings..................................................  61
      Section 9.5   Tax Matters...............................................  62

ARTICLE X - LIABILITY, EXCULPATION AND INDEMNIFICATION........................  62
      Section 10.1  Liability.................................................  62
      Section 10.2  Exculpation...............................................  62
      Section 10.3  Fiduciary Duty............................................  63
      Section 10.4  Indemnification...........................................  64
      Section 10.5  Notice; Opportunity to Defend and Expenses................  64
      Section 10.6  Miscellaneous.............................................  65

ARTICLE XI - MISCELLANEOUS....................................................  65
      Section 11.1  Notices...................................................  65
      Section 11.2  Successors and Assigns....................................  66
      Section 11.3  Amendments................................................  66
      Section 11.4  No Partition..............................................  66
      Section 11.5  No Waiver; Cumulative Remedies............................  66
      Section 11.6  Dispute Resolution........................................  66
      Section 11.7  Prior Agreements Superseded...............................  67
      Section 11.8  Captions..................................................  67
      Section 11.9  Counterparts..............................................  67
      Section 11.10 Applicable Law; Jurisdiction..............................  67
      Section 11.11 Interpretation............................................  67
      Section 11.12 Severability..............................................  67
      Section 11.13 Creditors.................................................  67

EXHIBITS

Exhibit A   -  Form of Non Solicitation/Non Disclosure Agreement for Employee
               Stockholders

Exhibit B   -  Form of Promissory Note for Repurchases

SCHEDULES

Schedule A  -  LLC Points and Capital Accounts

Schedule B  -  Pro Forma Minnesota Calculations

Schedule C  -  Model Permitted Outside Advisory Client Calculation

Schedule D  -  Model Repurchase Calculation

                                      (iii)
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                                 GEOCAPITAL, LLC

            AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

                      ------------------------------------


      This Amended and Restated Limited Liability Company Agreement (the "Agreement") of GeoCapital, LLC (the "LLC" or the "Company") is made and entered into as of September 30, 1997 (the "Effective Date"), by and among the persons identified as the Manager Member and the Non-Manager Members on Schedule A attached hereto as members of the LLC, and the Persons who become members of the LLC in accordance with the provisions hereof.

      WHEREAS, a limited liability company has been formed pursuant to the Delaware Limited Liability Company Act, 6 Del. C Section 18-101, et seq., as it may be amended from time to time and any successor to such Act (the "Act"), by filing a Certificate of Formation of the LLC with the office of the Secretary of State of the State of Delaware on August 13, 1997, and entering into a Limited Liability Company Agreement of the LLC, dated as of August 13, 1997; and

      WHEREAS, pursuant to the Merger Agreement, GeoCapital Corporation, a Delaware corporation, is being merged with and into AMG Merger Sub, Inc., a wholly owned subsidiary of Affiliated Managers Group, Inc. ("Merger Sub"), effective as of the Closing (as defined in the Merger Agreement) and the Members desire to continue the LLC as a limited liability company under the Act with Merger Sub as Manager Member, and to amend and restate the Limited Liability Company Agreement of the LLC, dated as of August 13, 1997 in its entirety.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in consideration of the mutual covenants hereinafter set forth, the parties hereby agree as follows:

                            ARTICLE I - DEFINITIONS.

      SECTION 1.1 DEFINITIONS. Unless the context otherwise requires, the terms defined in this Article I shall, for the purposes of this Agreement, have the meanings herein specified.

      "1940 Act" shall mean the Investment Company Act of 1940, as it may be amended from time to time, and any successor to such act.

      "Act" shall mean the Delaware Limited Liability Company Act, 6 Del. C
Section 18-101, et seq., as it may be amended from time to time and any successor to such act.

      "Additional Interest" shall have the meaning specified in Section 3.8 hereof.

      "Additional Non-Manager Members" shall have the meaning specified in
Section 5.5.

      "Advisers Act" shall mean the Investment Advisers Act of 1940, as it may be amended from time to time, and any successor to such act.

      "Affiliate" shall mean, with respect to any person or entity (herein the "first party"), any other person or entity that directly or indirectly controls, or is controlled by, or is under common control with, such first party. The term "control" as used herein (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to (a) vote fifty percent (50%) or more of the outstanding voting securities of such person or entity, or (b) otherwise direct the management or policies of such person or entity by contract or otherwise.

      "Agreement" shall mean this Amended and Restated Limited Liability Company Agreement, as it may from time to time be amended, supplemented or restated.

      "AMG" shall mean Affiliated Managers Group, Inc., a Delaware corporation, and any successors or assigns thereof.

      "AMG Stock" shall have the meaning specified in Section 7.2(a) hereof.

      "Asset Transfer" shall have the meaning ascribed thereto in the Merger Agreement.

      "Asset Transfer Agreement" shall have the meaning ascribed thereto in the Merger Agreement.

      "Board Vote" shall have the meaning specified in Section 3.2(b)(iv) hereof.

      "Capital Account" shall mean the capital account maintained by the LLC with respect to each Member in accordance with the capital accounting rules described in Section 4.2 hereof.

      "Capital Contribution" shall mean, as to each Member, the amount of money and/or the agreed fair market value of any property (net of any liabilities encumbering such property that the LLC is considered to assume or take subject
to) contributed to the capital of the LLC by such Member.

      "Carried Interest" shall have the meaning specified in Section 3.10(c) hereof.

      "Certificate" shall mean the original Certificate of Formation of the LLC required under the Act, as such Certificate may be amended and/or restated from time to time.

      "Client" shall mean all Past Clients, Present Clients and Potential Clients, subject to the following general rules: (i) with respect to each Client, the term shall also include any persons or entities which are known to the Employee Stockholder to be Affiliates of such Client or persons who are members of the Immediate Family of such Client or any of its Affiliates; and
(ii) with respect to so-called "wrap programs," both the sponsor of the program and the underlying participants in the program (or clients who have selected the LLC or a Controlled Affiliate under their contract with the sponsor) shall be included as Clients.


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      "Code" or "Internal Revenue Code" shall mean the United States Internal
Revenue Code of 1986, as from time to time amended, and any successor thereto, together with all regulations promulgated thereunder.

      "Collective Investment Vehicle" shall mean any limited partnership, limited liability company, trust or any other issuer that would be an investment company (within the meaning of the 1940 Act) but for the exceptions contained in
Section 3(c)(1) or Section 3(c)(7) of such Act.

      "Controlled Affiliate" shall mean, with respect to a Person, any Affiliate of such Person under its "control", as the term "control" is defined in the definition of Affiliate.

      "Controlling Person" shall have the meaning specified in Section 7.3(e) hereof.

      "Covered Person" shall mean a Member, any Affiliate of a Member, any officer, director, shareholder, partner, employee or member of a Member or any of its Affiliates, or any Officer.

      "Effective Date" shall have the meaning specified in the preamble of this Agreement.

      "Eligible Person" shall have the meaning specified in Section 3.2(b)(i) hereof.

      "Employee Stockholder" shall mean (a) in the case of a Non-Manager Member which is not an individual, that certain employee of the LLC who is the owner of all the issued and outstanding capital stock of such Non-Manager Member, and is listed as such on Schedule A hereto, and (b) in the case of a Non-Manager Member which is an individual, such Non-Manager Member.

      "Employment Agreement" shall have the meaning ascribed thereto in the Merger Agreement.

      "Encumbrances" shall mean any restrictions, liens, claims, charges, pledges or encumbrances of any kind or nature whatsoever.

      "Fair Market Value" shall mean the fair market value as reasonably determined by the Manager Member or, for purposes of Section 4.4 hereof, if there shall be no Manager Member, the Liquidating Trustee.

      "For Cause" shall mean, with respect to the termination of an Employee Stockholder's employment with the LLC, any of the following:

            (a) The Employee Stockholder has engaged in any criminal offense which involves a violation of federal or state securities laws or regulations (or equivalent laws or regulations of any country or political subdivision thereof), embezzlement, fraud, wrongful taking or misappropriation of property, theft, or any other crime involving dishonesty and (i) has been convicted (whether or not subject to appeal) or pled nolo contendere or any similar plea to any criminal offense in connection with or relating to

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
      such act; (ii) has entered into a settlement with or consented to the issuance of an order by any Governmental Authority in connection with or relating to such act; or (iii) as a result of or in relation to such act, an event has occurred which requires an affirmative answer to any of the questions in Item 11 of Part I of the LLC's Form ADV (or any similar or successor provision or form);

                  (b) The Employee Stockholder has persistently and willfully failed to perform his or her duties or failed to devote substantially all of his or her working time to the performance of such duties except, in the case of an Employee Stockholder who is a party to an Employment Agreement or a Non-Solicitation Agreement, as may be specifically permitted by the terms of such Employment Agreement or a Non-Solicitation Agreement; or

                  (c) The Employee Stockholder has (i) engaged in a Prohibited Competition Activity, (ii) violated or breached any material provision of his or her Employment Agreement or Non Solicitation Agreement or (iii) engaged in any of the activities prohibited by Section 3.9 hereof and either (i) the activity of the Employee Stockholder has harmed or would reasonably be expected to harm the LLC or the Manager Member (which harm would not be immaterial), or (ii) the Employee Stockholder fails to or is unable to cease such activity and cause any harm to the LLC and/or the Manager Member within ten (10) days after such Employee Stockholder becomes aware that, or the Manager Member gives such Employee Stockholder notice that he or she has engaged in a Prohibited Competition Activity, or violated or breached any material provision of his or her Employment Agreement or Non-Solicitation Agreement, or engaged in any of the activities prohibited by Section 3.7 hereof.

      "Free Cash Flow" shall mean, for any period, fifty percent (50%) of the Revenues From Operations of the LLC for such period, subject to adjustment as contemplated in Section 3.15.

      "Free Cash Flow Expenditure" shall have the meaning specified in Section 3.3(c) hereof.

      "Governmental Authority" shall mean any foreign, federal, state or local court, governmental authority or regulatory body.

      "Guaranteed Interest" shall have the meaning specified in Section 3.10(c) hereof.

      "Holders" shall have the meaning specified in Section 7.3(a) hereof.

      "Immediate Family" shall mean, with respect to any person, such person's spouse, parents, grandparents, children, grandchildren and siblings.

      "Indebtedness" shall mean, with respect to a Person, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with

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
customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under any financing leases, (d) all obligations of such person in respect of acceptances issued or created for the account of such Person, (e) all obligations of such Person under noncompetition agreements reflected as liabilities on a balance sheet of such Person in accordance with generally accepted accounting principles, (f) all liabilities secured by any Lien on any property owned by such Persons even though such Person has not assumed or otherwise become liable for the payment thereof, and (g) all net obligations of such Person under interest rate, commodity, foreign currency and financial markets swaps, options, futures and other hedging obligations.

      "Independent Public Accountants" shall mean any independent certified public accountant satisfactory to the Manager Member and retained by the LLC.

      "Initial Members" shall mean those Persons which are Members on the Effective Date after the effectiveness of the Merger.

      "Initial LLC Points" means, with respect to a Non-Manager Member (including his (or its) Related Non-Manager Members) and their respective Permitted Transferees, those LLC Points held by such Non-Manager Member and his (or its) Related Non-Manager Members in the LLC on the Effective Date, provided that LLC Points shall cease to be Initial LLC Points from and after the date on which they are acquired by the Manager Member (or its assignee) pursuant to
Section 3.12 or Article VII hereof.

      "Intellectual Property" shall have the meaning specified in Section 3.7(c) hereof.

      "Investment Management Services" shall mean any services which involve (a) the management of an investment account or fund (or portions thereof or a group of investment accounts or funds), or (b) the giving of advice with respect to the investment and/or reinvestment of assets or funds (or any group of assets or funds).

      "IRS" shall mean the Internal Revenue Service of the United States Department of the Treasury.

      "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing).

      "Liquidating Trustee" shall have the meaning specified in Section 8.4 hereof.

      "LLC" means GeoCapital, LLC, the limited liability company heretofore formed and continued under and pursuant to the Act and this Agreement, as the same may be amended and/or restated from time to time.


                                        5
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      "LLC Interest" means a Member's limited liability company interest in the
LLC, which includes such Member's LLC Points as well as such Member's Capital Account and other rights under this Agreement and the Act.

      "LLC Points" shall mean, as of any date, with respect to a Member, the number of LLC Points of such Member as set forth on Schedule A hereto, as amended from time to time in accordance with the terms hereof, and as in effect on such date.

      "LLC Repurchase" shall have the meaning specified in Section 3.11(a) hereof.

      "Majority Vote" shall mean the affirmative approval, by vote or written consent, of Non-Manager Members holding two-thirds of the outstanding Vested LLC Points then held by all Non-Manager Members. For purposes of determining a Majority Vote, all LLC Points held by a Related Non-Manager Member of Irwin Lieber shall be voted by Irwin Lieber, and all LLC Points held by a Related Non-Manager Member of Barry K. Fingerhut shall be voted by Barry K. Fingerhut.

      "Management Board" shall have the meaning specified in Section 3.2(a) hereof.

      "Manager Member" shall mean Merger Sub, and any Person who becomes a successor Manager Member as provided herein.

      "Members" shall mean any Person admitted to the LLC as a "member" within the meaning of the Act, which includes the Manager Member and the Non-Manager Members, unless otherwise indicated, and includes any Person admitted as an Additional Non-Manager Member or a substitute Non-Manager Member pursuant to the provisions of this Agreement, in such Person's capacity as a member of the LLC, unless otherwise indicated. For purposes of the Act, the Members shall constitute one (1) class or group of members.

      "Merger Agreement" shall mean that certain Agreement and Plan of Reorganization dated as of August 15, 1997, by and among Affiliated Managers Group, Inc., Merger Sub, GeoCapital Corporation, the LLC and all the Stockholders of GeoCapital Corporation, as the same has been amended from time to time.

      "Minnesota Agreement" shall mean that certain Investment Advisory Agreement dated as of July 1, 1993, by and between GeoCapital Corporation and the Minnesota State Board of Investment, as the same may be amended from time to time, and/or restated or replaced, with the prior written consent of the Manager Member.

      "NASD" shall have the meaning specified in Section 7.3(d) hereof.

      "Non-Manager Member" shall mean any Person who is or becomes a Non-Manager Member pursuant to the terms hereof, unless otherwise indicated.

      "Non Solicitation Agreement" shall have the meaning set forth in Section
3.8 hereof.

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      "Notice Deadline" shall have the meaning specified in Section 7.1(d)
hereof.

      "Officers" shall have the meaning specified in Section 3.3(a).

      "Operating Cash Flow" shall mean, for any period, an amount equal to the positive difference, if any, between Revenues From Operations of the LLC for such period and Free Cash Flow for such period.

      "Past Client" shall mean at any particular time, any Person who at any point prior to such time had been an advisee or investment advisory customer of, or recipient of Investment Management Services from, the LLC (including, without limitation, its predecessor, GeoCapital Corporation) but at such time is not an advisee or investment advisory customer or client of, or recipient of Investment Management Services from, the LLC.

      "Permanent Incapacity" shall mean, with respect to an Employee Stockholder, that such Employee Stockholder has been permanently and totally unable, by reason of injury, illness or other similar cause (determined pursuant to the process set forth in the following sentence) to have performed his or her substantial and material duties and responsibilities for a period of three hundred sixty-five (365) consecutive days, which injury, illness or similar cause (as determined pursuant to such process) would render such Employee Stockholder incapable of operating in a similar capacity in the future. The foregoing determination shall be made reasonably by a licensed physician selected by the Manager Member; provided, however, that if the LLC has purchased lump-sum key-man disability insurance with respect to such Employee Stockholder, which policy is then in effect, then such determination shall be made reasonably either (i) by an agreement between such physician and a physician selected by the insurance company with which the LLC has entered into a lump-sum key-man disability policy with respect to such Employee Stockholder, or, if the two physicians cannot arrive at an agreement, a third physician will be chosen by the first two physicians, and the majority decision of the three physicians will then be binding), or (ii) if the LLC has entered into a lump-sum key-man disability policy with respect to such Employee Stockholder, and a different procedure is then required under such policy, then by using such other procedure as may then be required by such insurance company.

      "Permitted Outside Advisory Client" shall mean:

            (a) With respect to Irwin Lieber, Barry K. Fingerhut, Seth Lieber and Jonathan Lieber, the following: (i) Applewood Associates, L.P., a New York limited partnership, (ii) Wheatley Partners, L.P., a Delaware limited partnership, (iii) Wheatley Foreign Partners, L.P., a Delaware limited partnership, and (iv) 21st Century Communications Partners, L.P., a Delaware limited partnership; provided, however, that if the LLC is no longer providing Investment Management Services for compensation with respect to any Partnerships in clause (i), (ii) or (iii), such Partnership shall cease to be a Permitted Outside Advisory Client.

            (b) With respect to Irwin Lieber, Barry K. Fingerhut, Seth Lieber and Jonathan Lieber and, to the extent agreed to by the Manager Member, other Non-Manager Members of the LLC, the following: each Collective Investment Vehicle which is a client of the LLC as contemplated by Section 3.10(c), and in which the Manager Member or an Affiliate of the Manager Member has received its Guaranteed Interest in accordance with the provisions of Section 3.10(d) hereof, and with respect to which the Manager Member or an Affiliate of the Manager Member has had an opportunity to purchase its Additional Interest in accordance with the provisions of Section 3.10(e) hereof.

      "Permitted Transferee" shall mean, with respect to any Non-Manager Member, its transferees pursuant to the provisions of Sections 5.1(b) and 5.1(c) hereof and, to the extent set forth in any consent of the Manager Member pursuant to
Section 5.1(a), its transferees pursuant to Section 5.1(a) hereof.

      "Person" means any individual, partnership (limited or general), corporation, limited liability company, limited liability partnership, association, trust, joint venture, unincorporated organization or any similar entity.

      "Potential Client" shall mean, at any particular time, any Person to whom the LLC (including, without limitation, its predecessor, GeoCapital Corporation) or any of its Controlled Affiliates, through any of their officers, employees, agents or consultants (or persons acting in any similar capacity), has, within five years prior to such time, offered (by means of a personal meeting, telephone call, or a letter or a written proposal specifically directed to the particular Person) to serve as investment adviser or otherwise provide Investment Management Services, but who is not at such time an advisee or investment advisory customer of, or recipient of Investment Management Services from, the LLC or any of its Controlled Affiliates. The preceding sentence is meant to exclude form letters and blanket mailings.

      "Present Client" shall mean, at any particular time, any Person who is at such time an advisee or investment advisory customer of, or recipient of Investment Management Services from, the LLC or any of its Controlled Affiliates.

      "Pro Forma Minnesota Allocation" shall mean, with respect to any period in which a performance fee would be payable if earned (previously any twelve-month period ended June 30), an amount equal to the difference between (a) the Pro Forma Performance Fee, and (b) the Actual Performance Fee. Appropriate adjustments will be made to the period and date set forth above to correspond to any amendment in the Minnesota Agreement. As provided in Section 3.5(d), no amendment or modification may be made to the Minnesota Agreement (other than with respect to resetting the Option Limitation (as such term is defined in the Minnesota Agreement)) without the prior written consent of the Manager Member.

      For purposes of this definition,

            the term "Actual Performance Fee" shall mean the performance fee actually payable to the LLC under the Minnesota Agreement in respect of a twelve-month period ended June 30 as calculated pursuant to the provisions of Exhibit C to the Minnesota Agreement; and


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
            the term "Pro Forma Performance Fee" shall mean the performance fee that would be payable to the LLC under the Minnesota Agreement in respect of that same twelve-month period ended June 30 as calculated pursuant to the provisions of Exhibit C to the Minnesota Agreement, but calculated as if (i) the so-called "Residual" described in Part B of such Exhibit C (being the residual negative performance fee from periods ended on or prior to June 30, 1997) were zero as of the end of the twelve-month period ended June 30, 1997, and (ii) there were no so-called "Debits" (as such term is used in Part B of said Exhibit C) from or attributable to any measurement periods ended on or prior to June 30, 1997.

Set forth on Schedule B hereto are sample calculations under this definition of Pro Forma Minnesota Allocation.

      From and after the effective date of the first purchase by AMG (or its assignee) of Initial LLC Points (whether pursuant to Section 3.12 or Article
VII), the Pro Forma Minnesota Allocation shall, with respect to any subsequent end of a period, be equal to the Pro Forma Minnesota Allocation (determined as set forth above) multiplied by a fraction, (x) the numerator of which is the number of Initial LLC Points outstanding on the Effective Date (i.e. Forty LLC Points) minus the total number of Initial LLC Points purchased by the Manager Member (or its assignee) since the Effective Date (whether pursuant to Section
3.12 or Article VII) but prior to the effective date of the purchase with respect to which such determination is being made, and (y) the denominator of which is the number of Initial LLC Points outstanding on the Effective Date (i.e. Forty LLC Points).

      "Prohibited Competition Activity" shall mean any of the following activities:

            (a) directly or indirectly, whether as owner, part owner, member, director, officer, trustee, employee, agent or consultant for or on behalf of any Person other than the LLC: (i) diverting or taking away any funds or investment accounts with respect to which the LLC or any Controlled Affiliate of the LLC is performing investment management or advisory services; or (ii) soliciting any Person to divert or take away any such funds or investment accounts; or

            (b) directly or indirectly, whether as owner, part owner, partner, member director, officer, trustee, employee, agent or consultant, for or on behalf of any Person other than the LLC or any Controlled Affiliate of the LLC, performing any Investment Management Services (provided that an Employee Stockholder who directly performs Investment Management Services for a member of his or her Immediate Family shall not be considered to have engaged in a Prohibited Competition Activity);

except, in the case of an Employee Stockholder who is a party to an Employment Agreement or a Non Solicitation Agreement, with respect to the provision of Investment Management Services to a Permitted Outside Advisory Client to the extent (and only to the extent) specifically excluded from this definition of Prohibited Competition Activity by the terms and conditions of such Employment Agreement or Non Solicitation Agreement.

      "Prospect" shall have the meaning set forth in Section 3.9(b) hereof.

      "Public Offering" shall have the meaning specified in Section 7.1(f) hereof.

      "Purchase Date" shall have the meaning specified in Section 7.1(b) hereof.

      "Put" shall have the meaning specified in Section 7.1(a) hereof.

      "Put LLC Points" shall have the meaning specified in Section 7.1(d) hereof.

      "Put Notice" shall have the meaning specified in Section 7.1(d) hereof.

      "Put Price" shall have the meaning specified in Section 7.1(e) hereof.

      "Registrable Securities" shall have the meaning specified in Section 7.3(b) hereof.

      "Registration" shall have the meaning specified in Section 7.3(a) hereof.

      "Registration Expenses" shall have the meaning specified in Section 7.3(d) hereof.

      "Registration Statement" shall have the meaning specified in Section 7.3(a) hereof.

      "Related Entity" shall have the meaning specified in Section 3.10(b) hereof.

      "Related Non-Manager" shall mean, (a) with respect to Irwin Lieber, the following: Dana G. Lieber; and (b) with respect to Barry K. Fingerhut, the following: Andrew J. Fingerhut and Brooke A. Fingerhut.

      "Remaining Minnesota Carryover Amount" shall mean, as of any date of determination, the difference, if any, between the Actual Residual and the Pro Forma Residual as of such date. Appropriate adjustments will be made to this definition to correspond to any amendments in the Minnesota Agreement.

      For purposes of this definition,

      the term "Actual Residual" shall mean the so-called "Residual" described in Part B of Exhibit C to the Minnesota Agreement (being the residual negative performance fee from periods ended on or prior to the date of determination); and

      the term "Pro Forma Residual" shall mean the so-called "Residual" attributable to performance for periods ended on or prior to the date of determination, but calculated as if the Residual were zero (0) as of the end of the twelve-month period ended June 30, 1997.

Set forth on Schedule B hereto are sample calculations under this definition of Remaining Minnesota Carryover Amount.

      From and after the effective date of the first purchase by AMG (or its assignee) of Initial LLC Points (whether pursuant to Section 3.12 or Article
VIII), the Remaining Minnesota Carryover Amount shall, as of any subsequent date of determination be equal to the Remaining Minnesota Carryover Amount (determined as set forth above) multiplied by a fraction, (x) the numerator of which is the number of Initial LLC Points outstanding on the Effective Date (i.e., Forty LLC Points) minus the total number of Initial LLC Points which were purchased by AMG (or its assignee) since the Effective Date (whether pursuant to Section 3.12 or Article VII) but prior to the effective date of the purchase with respect to which such determination is being made, and (y) the denominator of which is the number of Initial LLC Points outstanding on the Effective Date (i.e., Forty LLC Points).

      "Remaining Minnesota Cumulative Debits" shall mean, as of any date of determination, the difference, if any, between the Actual Debits as of such date and the Pro Forma Debits as of such date. Appropriate adjustments will be made to this definition to correspond to any amendments to the Minnesota Agreement.

      For purposes of this definition,

      the term "Actual Debits" shall mean the sum of all so-called "Debits" and "Credits" as such terms are used in Part B of Exhibit C to the Minnesota Agreement (being the Debits and Credits attributable to performance prior to the date of determination); and

      the term "Pro Forma Debits" shall men the sum of all so-called Debits and Credits attributable to performance prior to the date of determination, but calculated as if there were no Debits or Credits as of the end of the twelve-month period ended June 30, 1997.

Set forth on Schedule B hereto are sample calculations under this definition of Remaining Minnesota Cumulative Debits.

      From and after the effective date of the first purchase by AMG (or its assignee) of Initial LLC Points (whether pursuant to Section 3.12 or Article
VII), the Remaining Minnesota Cumulative Debits shall, as of any subsequent date of determination, be equal to the Remaining Minnesota Cumulative Debits (determined as set forth above) multiplied by a fraction, (x) the numerator of which is the number of Initial LLC Points outstanding on the Effective Date (i.e. Forty LLC Points) minus the cumulative number Initial LLC Points which were purchased by AMG (or its assignee) since the Effective Date (whether pursuant to Section 3.12 or Article VII) but prior to the effective date of the purchase with respect to which such determination is being made, and (y) the denominator of which is the number of Initial LLC Points outstanding on the Effective Date (i.e. Forty LLC Points).

      "Repurchase" shall mean a purchase or repurchase of LLC Interests made pursuant to Section 3.12(a).

      "Repurchase Closing Date" shall have the meaning specified in Section 3.12 hereof.

      "Repurchased Member" shall have the meaning specified in Section 3.12(a).

      "Repurchase Price" shall have the meaning specified in Section 3.12(c).

      "Retirement" shall mean, with respect to an Employee Stockholder, the termination by such Employee Stockholder of such Employee Stockholder's employment with the LLC and its Affiliates: (a) after the date such Employee Stockholder shall have been continuously employed by the LLC for a period of fifteen (15) years commencing with the later of the Effective Date or the date such Employee Stockholder commenced his or her employment with the LLC (not including its predecessor, GeoCapital Corporation), as applicable, and (b) pursuant to a written notice given to the LLC not less than one (1) year prior to the date of such termination. Notwithstanding the foregoing, with respect to
(i) Mr. Irwin Lieber, the term "Retirement" shall mean the termination by him of his employment with the LLC after the seventh anniversary of the Effective Date and pursuant to a written notice given to the LLC not less than one (1) year prior to the date of such termination, and (ii) Mr. Barry K. Fingerhut, the term "Retirement" shall mean the termination by him of his employment with the LLC after the ninth anniversary of the Effective Date and pursuant to a written notice given to the LLC not less than one (1) year prior to the date of such termination.

      "Revenues From Operations" shall mean, for any period, the gross revenues of the LLC (except as set forth herein), determined on an accrual basis in accordance with generally accepted accounting principles consistently applied; provided, however, that Revenues From Operations shall be determined without regard to (a) proceeds during such period from the sale, exchange or other disposition of all, or a substantial portion of, the assets of the LLC, (b) revenues from the issuance by the LLC of additional LLC Points, other LLC Interests, or other securities issued by the LLC, and (c) payments received pursuant to any insurance policies other than with respect to business interruption insurance.

      "SEC" shall mean the Securities and Exchange Commission, and any successor Governmental Authority thereto.

      "Securities Act" shall mean the Securities Act of 1933, as it may be amended from time to time, and any successor thereto.

      "Suspension Period" shall have the meaning specified in Section 7.4(c) hereof.

      "Transfer" shall have the meaning specified in Section 5.1 hereof.

      "Unsatisfactory Performance" shall mean a written determination by a Majority Vote with the written consent of the Manager Member, that an Employee Stockholder has failed to meet minimum requirements of satisfactory performance of his or her job, after such Employee Stockholder has received written notice that the Non-Manager Members were considering such a determination and the Employee Stockholder has had a reasonable opportunity to respond in writing or in person (at such Employee Stockholder's request) after his or her receipt of such notice.

      In addition to the foregoing, other capitalized terms used in this Agreement shall have the meaning ascribed thereto in the text of this Agreement.


                ARTICLE II - ORGANIZATION AND GENERAL PROVISIONS.

      SECTION 2.1 CONTINUATION.

            (a) The Members hereby agree to continue the LLC as a limited liability company under and pursuant to the provisions of the Act, and agree that the rights, duties and liabilities of the Members shall be as provided in the Act, except as otherwise provided herein.

            (b) Upon the execution of this Agreement or a counterpart of this Agreement, the Initial Members shall continue as members of the LLC.

            (c) The name, LLC Points and Capital Contribution of each Member (including the agreed value of such Capital Contribution) shall be listed on Schedule A attached hereto. The Manager Member shall update Schedule A from time to time as it deems necessary, to accurately reflect the information to be contained therein. Any amendment or revision to Schedule A shall not be deemed an amendment to this Agreement. Any reference in this Agreement to Schedule A shall be deemed to be a reference to Schedule A as amended and in effect from time to time.

            (d) The Manager Member, as an authorized person within the meaning of the Act, shall execute, deliver and file any certificates required or permitted by the Act to be filed in the office of the Secretary of State of the State of Delaware.

      SECTION 2.2 NAME. The name of the LLC heretofore formed and continued hereby is GeoCapital, LLC. At any time, the Manager Member may, with a Majority Vote, change the name of the LLC. The business of the LLC may be conducted upon compliance with all applicable laws under any other name designated by the Manager Member.

      SECTION 2.3 TERM. The term of the LLC commenced on the date the Certificate was filed in the Office of the Secretary of State of the State of Delaware and shall continue until the LLC is dissolved in accordance with the provisions of this Agreement.

      SECTION 2.4 REGISTERED AGENT AND REGISTERED OFFICE. The LLC's registered agent and registered office in Delaware shall be The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. At any time, the Manager Member may designate another registered agent and/or registered office.

      SECTION 2.5 PRINCIPAL PLACE OF BUSINESS. The principal place of business of the LLC shall be at 767 Fifth Avenue, New York, New York. At any time, the Manager Member may change the location of the LLC's principal place of business; provided, however, that if the principal place of business is to be located outside of Manhattan, New York, New York, such action must be approved by a Majority Vote.

      SECTION 2.6 QUALIFICATION IN OTHER JURISDICTIONS. The Members shall cause the LLC to be qualified or registered (under assumed or fictitious name if necessary) in any jurisdiction in which the LLC transacts business or in which such qualification, formation or registration is required.

      SECTION 2.7 PURPOSES AND POWERS. The principal business activity and purposes of the LLC shall initially be to engage in the investment advisory and investment management business and any businesses related thereto or useful in connection therewith. However, the business and purposes of the LLC shall not be limited to its initial principal business activities and, unless the Manager Member otherwise determines, it shall have authority to engage in any lawful business, purpose or activity permitted by the Act, and it shall possess and may exercise all of the powers and privileges granted by the Act or which may be exercised by any Person, together with any powers incidental thereto, so far as such powers or privileges are necessary or convenient to the conduct, promotion or attainment of the business purposes or activities of the LLC, including without limitation the following powers:

            (a) to conduct its business and operations and to have and exercise the powers granted to a limited liability company by the Act in any state, territory or possession of the United States or in any foreign country or jurisdiction;

            (b) to purchase, receive, take, lease or otherwise acquire, own, hold, improve, maintain, use or otherwise deal in and with, sell, convey, lease, exchange, transfer or otherwise dispose of, mortgage, pledge, encumber or create a security interest in all or any of its real or personal property, or any interest therein, wherever situated;

            (c) to borrow or lend money or obtain or extend credit and other financial accommodations, to invest and reinvest its funds in any type of security or obligation of or interest in any public, private or governmental entity, and to give and receive interests in real and personal property as security for the payment of funds so borrowed, loaned or invested;

            (d) to make contracts, including contracts of insurance, incur liabilities and give guaranties, including without limitation, guaranties of obligations of other Persons who are interested in the LLC or in whom the LLC has an interest;

            (e) to employ Officers, employees, agents and other persons, to fix the compensation and define the duties and obligations of such personnel, to establish and carry out retirement, incentive and benefit plans for such personnel, and to indemnify such personnel to the extent permitted by this Agreement and the Act;

            (f) to make donations irrespective of benefit to the LLC for the public welfare or for community, charitable, religious, educational, scientific, civic or similar purposes;

            (g) to institute, prosecute, and defend any legal action or arbitration proceeding involving the LLC, and to pay, adjust, compromise, settle, or refer to arbitration any claim by or against the LLC or any of its assets;

            (h) to indemnify any Person in accordance with the Act and to obtain any and all types of insurance;

            (i) to negotiate, enter into, renegotiate, extend, renew, terminate, modify, amend, waive, execute, acknowledge or take any other action with respect to any lease, contract or security agreement in respect of any assets of the LLC;

            (j) to form, sponsor, organize or enter into joint ventures, general or limited partnerships, limited liability companies, trusts and any other combinations or associations formed for investment purposes;

            (k) to make, execute, acknowledge and file any and all documents or instruments necessary, convenient or incidental to the accomplishment of the purposes of the LLC; and

            (l) to cease its activities and cancel its Certificate.

      SECTION 2.8 TITLE TO PROPERTY. All property owned by the LLC, real or personal, tangible or intangible, shall be deemed to be owned by the LLC as an entity, and no Member, individually, shall have any ownership of such property.


                      ARTICLE III - MANAGEMENT OF THE LLC.

      SECTION 3.1 MANAGEMENT IN GENERAL.

            (a) The management and control of the business of the LLC shall be vested exclusively in the Manager Member, and the Manager Member shall have exclusive power and authority, in the name of and on behalf of the LLC, to perform all acts and do all things which, in its sole discretion, it deems necessary or desirable to conduct the business of the LLC; with or without the vote or consent of the Members in their capacity as such, except as specifically provided in this Agreement; provided, however, that the Manager Member shall not have the power to execute, or cause the execution of, transactions in, or exercise any powers or privileges with respect to, securities and other instruments in accounts of clients of the LLC, which powers and privileges are hereby delegated exclusively to the Management Board pursuant to Section 3.3 hereof. Members, in their capacity as such, shall have no right to amend or terminate this Agreement or to appoint, select, vote for or remove the Manager Member, the Officers or their agents or to exercise voting rights or call a meeting of the Members, except as specifically provided in this Agreement. No Member other than the Manager Member shall have the power to sign for or bind the LLC to any agreement or document in its capacity as a Member, but the Manager Member may delegate the power to sign for or bind the LLC to one or more Officers.

            (b) The Manager Member shall, subject to all applicable provisions of this Agreement and the Act, be authorized in the name of and on behalf of the
LLC: (i) to enter into, execute, amend, supplement, acknowledge and deliver any and all contracts, agreements, leases or other instruments for the operation of the LLC's business; and (ii) in general to do all things and execute all documents necessary or appropriate to conduct the business of the LLC as set forth in Section 2.7 hereof, or to protect and preserve the LLC's assets. The Manager Member may delegate any or all of the foregoing powers to one or more of the Officers.

            (c) The Manager Member is required to be a Member, and shall hold office until its resignation or removal in accordance with the provisions hereof. The Manager Member is a "manager" (within the meaning of the Act) of the LLC. The Manager Member shall devote such time to the business and affairs of the LLC as it deems necessary, in its sole discretion, for the performance of its duties, but in any event, shall not be required to devote full time to the performance of such duties and may delegate its duties and responsibilities as provided in Section 3.3.

            (d) Any action taken by the Manager Member, and the signature of the Manager Member (or an authorized representative thereof) on any agreement, contract, instrument or other document on behalf of the LLC, shall be sufficient to bind the LLC and shall conclusively evidence the authority of the Manager Member and the LLC with respect thereto.

            (e) Any Person dealing with the LLC, the Manager Member or any Member may rely upon a certificate signed by the Manager Member as to (i) the identity of the Manager Member or any Member; (ii) any factual matters relevant to the affairs of the LLC; (iii) the Persons who are authorized to execute and deliver any document on behalf of the LLC; or (iv) any action taken or omitted by the LLC or the Manager Member.

      SECTION 3.2 MANAGEMENT BOARD OF THE LLC.

      (a) The LLC shall have a Management Board (the "Management Board"). The Manager Member has delegated power and authority under Section 3.5(b) of this Agreement to the Management Board to conduct the day-to-day operations, business and activities of the LLC.

      (b) The Management Board shall consist of Non-Manager Members determined as follows:

      (i) The Management Board shall initially have two (2) members and shall initially consist of Irwin Lieber and Barry K. Fingerhut. The number of members of the Management Board may be increased by the Management Board, with the written consent of the Manager Member at any time. In addition, in the event that the Management Board is deadlocked and unable to resolve any issue that is material in the judgement of the Manager Member or the Management Board for a period of five business days or more, the Manager Member may consent or vote with respect to such issue. No Person who is not both an active employee of the LLC and a Non-Manager Member (an "Eligible Person") may be, become or remain a member of the Management Board.

      (ii) Any vacancy in the Management Board however occurring (including a vacancy resulting from the increase in size of the Management Board) may be filled by any other Eligible Person elected by a Majority Vote, with the written consent of the Manager Member. In lieu of filling any such vacancy, the Management Board, with the consent of the Manager Member, may determine to reduce the number of members of the Management Board, but not to a number less than two (2), provided that if at any time there are fewer than two (2) members of the Management Board, such vacancies must be filled and no consent or vote may be taken on any matter during the existence of such a vacancy.

      (iii) Members of the Management Board shall remain members of the Management Board until their resignation, removal or death. Any member of the Management Board may resign by delivering his or her written resignation to any member of the Management Board and the Manager Member. At any time that there are more than two members of the Management Board, any member of the Management Board may be removed from such position with cause at any time or without cause at any time after the date that is 270 days following such Member's appointment: (A) by the Management Board acting by a Board Vote (with such Board Vote being calculated for all purposes as if the member of the Management Board whose removal is being considered were not a member of the Management Board) with the prior written consent of the Manager Member, or (B) by the Non-Manager Members acting by a Majority Vote, with the prior written consent of the Manager Member. Any Non-Manager Member shall be deemed to have resigned from the Management Board and shall no longer be a member of the Management Board immediately upon such Non-Manager Member ceasing to be an active employee of the LLC or otherwise ceasing to be a Non-Manager Member, in each case, for whatever reason.

      (iv) At any meeting of the Management Board, presence in person or by telephone (or other electronic means) of a majority of the members of the Management Board shall constitute a quorum. At any meeting of the Management Board at which a quorum is present, a majority of the members of the Management Board may take any action on behalf of the Management Board (any such action taken by such members of the Management Board is sometimes referred to herein as a "Board Vote"). Any action required or permitted to be taken at any meeting of the Management Board may be taken without a meeting of the Management Board, if (A) a written consent thereto is signed by all the members of the Management Board and (B) the Manager Member has been given a copy of such written consent not less than forty-eight (48) hours prior to such action. Notice of the time, date and place of all meetings of the Management Board shall be given to all members of the Management Board and, upon request, to the Manager Member at least forty-eight (48) hours in advance of the meeting. A representative of the Manager Member shall be entitled to attend each meeting of the Management Board. Notice need not be given to any member of the Management Board or the Manager Member if a waiver of notice is given (orally or in writing) by such member of the Management Board or the Manager Member (as applicable), before, at or after the meeting. Members of the Management Board are not "managers" (within the meaning of the Act) of the LLC.

      (c) Without a Board Vote and the prior written consent of the Manager Member, the LLC will not (and will not permit any of its subsidiaries to):

      (i) amend its Certificate of Formation or this Agreement, or other organizational documents;

      (ii) incur any indebtedness for borrowed money, guarantee any such indebtedness or issue or sell any debt securities, in excess of $10,000 in the aggregate, or prepay or refinance any indebtedness for borrowed money;

      (iii) engage in any Interested Party Transaction;

      (iv) acquire any assets or properties for cash or otherwise for an amount in excess of $25,000 in the aggregate in one year;

      (v) enter into any transaction involving in excess of $10,000 other than in the ordinary course of business;

      (vi) sell or otherwise dispose of assets material to the Company and its subsidiaries taken as a whole; or

      (vii) enter into any agreement with respect to the foregoing.

      SECTION 3.3 OFFICERS OF THE LLC. The Management Board may designate employees of the LLC as officers of the LLC (the "Officers") as it deems necessary or desirable to carry on the business of the LLC. Any two or more offices may be held by the same Person. New offices may be created and filled by the Management Board. Each Officer shall hold office until his or her successor is designated by the Management Board or until his or her earlier death, resignation or removal. Any Officer may resign at any time upon written notice to the LLC and the Manager Member. Any Officer designated by the Management Board may be removed from his or her office (with or without a concurrent termination of employment) by the Management Board (excluding the Person being considered) or by the Manager Member For Cause or not For Cause at any time, subject to the terms of such Officer's Employment Agreement with the LLC, if any. A vacancy in any office occurring because of death, resignation, removal or otherwise may be filled by the Management Board. Any designation of Officers, a description of any duties delegated to such Officers, and any removal of such Officers shall be approved by the Management Board in writing, which shall be delivered to the Manager Member. The Officers are not "managers" (within the meaning of the Act) of the LLC.

      SECTION 3.4 EMPLOYEES OF THE LLC.

      (a) The terms of employment of any employee of the LLC who is not a Non-Manager Member (including, without limitation, with respect to hiring, promoting, demoting and terminating of such employees), shall be determined by the Management Board or such Person or Persons to whom the Management Board may delegate such power and authority (subject, in all instances, to the power of the Management Board to revoke such delegation in whole or in part (by a Board Vote that excludes any Person to whom such power and authority has been delegated)), subject, in all cases, to compliance with all applicable laws, rules and regulations and, in the case of compensation, to the provisions of
Section 3.5 hereof. Notwithstanding the foregoing, the Manager Member may terminate the employment by the LLC of any employee who has engaged in any activity included in the definition of "For Cause," with notice to the Management Board specifying the reasons for such decision.

      (b) The granting or Transferring of LLC Interests in connection with any hiring or promotion of an employee shall be subject to the terms and conditions set forth in Articles V and VI hereof.

      (c) Any Person who is a Non-Manager Member may have his or her employment with the LLC terminated by the LLC only: (i) in the case of a termination For Cause, either by the Manager Member or by the Management Board (excluding the Person whose termination is being considered), with the prior written consent of the Manager Member, or (ii) in the case of any other termination by the LLC, by the Management Board (excluding for all purposes the Person whose termination is being considered), with the prior written consent of the Manager Member.

      SECTION 3.5 OPERATION OF THE BUSINESS OF THE LLC.

            (a) Subject to the terms hereof, the Management Board is hereby given the exclusive power and authority to execute, or cause the execution of, transactions in, and to exercise all rights, powers and privileges with respect to, securities and other instruments in accounts of clients of the LLC, which power and authority may be delegated to the Officers of the LLC from time to time in the discretion of the Management Board.

            (b) Subject to the Manager Member's rights, duties and obligations set forth in the Act and in Section 3.1 above, the Officers are hereby delegated the power and authority from the Manager Member to manage the day-to-day operations, business and activities of the LLC; including, without limitation, the power and authority, in the name of and on behalf of the LLC, to:

                  (i) determine the use of the Operating Cash Flow as set forth in Section 3.5(c) below;

                  (ii) execute such documents and do such acts as are necessary to register (or provide or qualify for exemptions from any such registrations) or qualify the LLC under applicable Federal and state securities laws;

                  (iii) enter into contracts and other agreements with respect to the provision of Investment Management Services and execute other instruments, documents or reports on behalf of the LLC in connection therewith; and

                  (iv) act for and on behalf of the LLC in all matters
            incidental to the foregoing and other day-to-day matters.

            (c) The Operating Cash Flow of the LLC for any period shall be used by the LLC to provide for and pay its business expenses and expenditures as determined by the Management Board; including, without limitation, compensation and benefits to its employees, including the Officers. Without the prior written consent of the Manager Member (which written consent makes specific reference to this Section 3.5(c)), the LLC shall not incur (and the Employee Stockholders shall use their best efforts to prevent the LLC from incurring) any expenses or take any action to incur other obligations which expenses and obligations are reasonably expected to exceed the ability of the LLC to pay or provide for them out of its Operating Cash Flow on a current or previously reserved basis. Except to the extent otherwise required by applicable law, the LLC shall only make payments of compensation (including bonuses) to its employees (including any Officers) out of the balance of its Operating Cash Flow remaining after the payment (or reservation for payment) of all the other business expenses and expenditures for the applicable period. Any excess Operating Cash Flow remaining for any fiscal year following the payment (or reservation for payment) of all business expenses and expenditures may be used by the LLC in such fiscal year and/or in future fiscal years in accordance with the preceding sentence. Free Cash Flow may be used to provide for and pay the business expenses of the LLC only to the extent specified in Section 3.5(e) with respect to key-man life insurance and disability insurance, Section 4.3 with respect to certain extraordinary expenses and as otherwise agreed to in writing by the Manager Member and the Non-Manager Members acting by a Majority Vote (any such use being referred to herein as a "Free Cash Flow Expenditure").

            (d) The LLC shall not do, and the Employee Stockholders shall use their best efforts to prevent the LLC from doing, any of the following without the prior written consent of the Manager Member (which written consent makes specific reference to this Section 3.5(d)):

                  (i) enter into, amend, modify or terminate any contract,
            agreement or understanding (written or oral) if such action or the resulting contract, agreement or understanding could reasonably be expected to conflict with the provisions of this Section 3.5;

                  (ii) enter into, amend, modify or terminate any contract,
            agreement or understanding (written or oral) if such action or the resulting contract, agreement or understanding (individually or in the aggregate) could reasonably be expected to have a material adverse impact on the availability of Operating Cash Flow of the

            LLC in future periods (including, without limitation, long-term leases or employment contracts);

                  (iii) enter into, amend, modify or terminate any contract, agreement or understanding (written or oral) if such action or the resulting contract, agreement or understanding has the effect of creating a Lien upon any of the assets of the LLC or upon any of that portion of the revenues of the LLC which is included in Free Cash Flow (other than with respect to permitted Free Cash Flow Expenditures hereunder);

                  (iv) take any action (or omit to take any action) if such
            action (or omission) could reasonably be expected to result in the termination of the employment by the LLC of any Employee Stockholder (provided, that the foregoing shall not impose any limitation on the ability of an Employee Stockholder to terminate his or her employment with the LLC in accordance with the provisions hereof);

                  (v) create, incur, assume, or suffer to exist any
            Indebtedness;

                  (vi) establish or modify any significant compensation
            arrangement (other than salary and cash bonuses in the ordinary course) or program (whether cash or non-cash benefits) applicable to any employee, which is subject to ERISA, which requires qualification under the Code, or which otherwise (A) requires the Manager Member or any of its Affiliates to take any action which it would not take but for the action contemplated by the LLC or the Employee Stockholders or Officers or (B) prevents the Manager Member or any of its Affiliates from taking any action which it would otherwise have been able to take but for the action contemplated by the LLC or the Employee Stockholders or Officers (and in addition, each Employee Stockholder will use his or her commercially reasonable efforts to cause the LLC to give the Manager Member not less than thirty (30) days prior written notice before the LLC establishes or modifies any significant compensation arrangement (other than salary and cash bonuses in the ordinary course) or program);

                  (vii) enter into any line of business other than the provision of Investment Management Services;

                  (viii)amend or modify the Minnesota Agreement (other than with respect to resetting the Option Limitation (as such term is defined in the Minnesota Agreement)) or amend or modify any agreement between the LLC and any Permitted Outside Advisory Client; or

                  (ix) (A) take any action which pursuant to any provision of this Agreement other than Section 3.1 may be taken by the Manager Member with or without the consent of the Non-Manager Members or the Employee Stockholders, or (B) take any action which requires the approval or consent of the Manager Member pursuant to any provision of this Agreement.

            (e) The LLC will maintain (and the Employee Stockholders shall use their best efforts to cause the LLC to maintain), in full force and effect, such insurance as is customarily maintained by companies of similar size in the same or similar businesses (including, without limitation, errors and omissions liability insurance), the premiums on which will be paid out of Operating Cash Flow. The LLC will maintain such key-man life insurance and disability insurance policies on each Employee Stockholder as the Manager Member shall deem necessary or desirable, from time to time, and the Employee Stockholders will use their reasonable best efforts to effectuate the foregoing. The LLC will receive the proceeds of the above-referenced insurance policies, and the Members agree with each other and the LLC that the LLC will pay the premiums on such key-man life and disability policies, as well as any reasonable additional insurance policies that the Manager Member deems necessary, out of Free Cash Flow.

            (f) In addition to, and not in limitation of, the Manager Member's powers and authority under this Agreement (including, without limitation, pursuant to Section 3.1(a) hereof), the Manager Member shall also have the power, in its sole discretion, whether or not they involve day-to-day operations, business and activities of the LLC, to take any or all of the following actions:

                  (i) such actions as it deems necessary or appropriate to cause the LLC or any Affiliate of the LLC, or any officer, employee, member, partner, or agent thereof, to comply with applicable laws, rules or regulations;

                  (ii) any other action that the Manager Member is authorized to take pursuant to the terms of this Agreement and any other action necessary or appropriate to prevent actions that require the Manager Member's consent pursuant to the terms of this Agreement if such consent has not then been given;

                  (iii) such actions as it deems necessary or appropriate to coordinate any initiative which could materially affect the Manager Member, AMG and/or any of its Affiliates; and

                  (iv) such actions as it deems necessary or appropriate to
            cause the LLC to fulfill its obligations and exercise its rights under the Merger Agreement.

            (g) Notwithstanding any of the provisions of this Agreement to the contrary, all accounting, financial reporting and bookkeeping procedures of the LLC shall be established in conjunction with policies and procedures determined under the supervision of the Manager Member. The LLC shall have a continuing obligation to keep AMG's chief financial officer informed of material financial developments with respect to the LLC. Notwithstanding any of the provisions of this Agreement to the contrary, all legal, compliance and regulatory matters of the LLC shall be coordinated with the Manager Member and/or its Affiliates, and the LLC's legal compliance activities shall be conducted and established in conjunction with policies and procedures determined under the supervision of the Manager Member.

            (h) Notwithstanding any of the provisions of this Agreement to the contrary, the Manager Member shall have the power to establish and mandate that the LLC participate in employee benefit plans which are subject to ERISA or require qualification under Section 401 of the Internal Revenue Code in order to make the expenses of such plans deductible and may establish or modify the terms of any such plan.

            (i) Notwithstanding any of the provisions of this Agreement to the contrary, the Management Board and Officers of the LLC will cooperate with the Manager Member and its Affiliates in implementing any initiative generally involving a number of such Affiliates.

      SECTION 3.6 COMPENSATION AND EXPENSES OF THE MEMBERS. The Manager Member may receive compensation for services provided to the LLC to the extent approved by a Majority Vote. The LLC shall, however, pay and/or reimburse the Manager Member for all reasonable travel expenses incurred by the Manager Member or AMG in accordance with Section 9.4 as well as any extraordinary expenses incurred by the Manager Member or AMG directly in connection with the operation of the LLC. Without limiting the generality of the foregoing, the Manager Member's and AMG's general overhead items (including, without limitation, salaries and rent) shall not be reimbursed by the LLC. Stockholders, officers, directors, Members and agents of Members may serve as employees of the LLC and be compensated therefor out of Operating Cash Flow as determined by the Management Board (or its delegate(s)) pursuant to Section 3.5(c). Except in respect of their provision of services as employees of the LLC for which they may be compensated out of Operating Cash Flow as contemplated by the preceding sentence, Non-Manager Members may not receive compensation on account of the provision of services to the LLC.

      SECTION 3.7 OTHER BUSINESS OF THE MANAGER MEMBER AND ITS AFFILIATES. The Manager Member, AMG and their respective Affiliates may engage, independently or with others, in other business ventures of every nature and description, including the acquisition, creation, financing, trading in, and operation and disposition of interests in, investment managers and other businesses that may be competitive with the LLC's business. Neither the LLC nor any of the Non-Manager Members shall have any right in or to any other such ventures by virtue of this Agreement or the limited liability company created or continued hereby, nor shall any such activity by the Manager Member, AMG or such Affiliates be deemed wrongful or improper or result in any liability to the Manager Member, AMG or such Affiliates. Neither the Manager Member nor any of its Affiliates (including, without limitation, AMG) shall be obligated to present any opportunity to the LLC even if such opportunity is of such a character which, if presented to the LLC, would be suitable for the LLC. Notwithstanding any provision of this Section 3.7 to the contrary, neither the Manager Member, AMG nor any Affiliate of AMG or the Manager Member shall solicit or induce, whether directly or indirectly, any Person for the purpose (which need not be the sole or primary purpose) of causing any funds with respect to which the LLC provides Investment Management Services to be withdrawn from such management.

      SECTION 3.8 NON-MANAGER MEMBERS AND NON SOLICITATION AGREEMENTS. Each Employee Stockholder and, if there is one, the Non-Manager Member of which it is a stockholder (its Non-Manager Member) other than Irwin Lieber and Barry K. Fingerhut, has provided the LLC with a Non Solicitation/Non Disclosure Agreement in form and substance substantially similar to Exhibit A hereto (the "Non Solicitation Agreement") (and, in the case of any substitute Non-Manager Member (pursuant to Section 5.2 hereof) or Additional Non-Manager Member (as defined in
Section 5.5 hereof) which is not already bound by a Non Solicitation Agreement, it shall, prior to and as a condition precedent to becoming a Non-Manager Member, provide the LLC with such an agreement (together with any changes or modifications thereto as the Manager Member may deem necessary or desirable) and such agreements do and shall, at all times, provide that each of the LLC and the Manager Member shall be entitled to enforce the provisions of such agreements on its own behalf and that the Manager Member shall be entitled to enforce the provisions of such agreements on behalf of the LLC. Each of Irwin Lieber and Barry K. Fingerhut has entered into an Employment Agreement with the LLC.

      SECTION 3.9 NON SOLICITATION AND NON DISCLOSURE BY NON-MANAGER MEMBERS AND
                  EMPLOYEE STOCKHOLDERS.

            (a) Each Non-Manager Member and each Employee Stockholder agrees, for the benefit of the LLC and the other Members, that such Non-Manager Member and such Employee Stockholder shall not, while employed by the LLC or any of its Affiliates, engage in any Prohibited Competition Activity.

            (b) In addition to, and not in limitation of, the provisions of
Section 3.9(a) hereto, each Non-Manager Member and each Employee Stockholder agrees, for the benefit of the LLC and the other Members, that such Non-Manager Member and such Employee Stockholder shall not, during the period beginning on the date such Non-Manager Member becomes a Non-Manager Member, and until the date which is two (2) years after the termination of such Employee Stockholder's employment with the LLC and its Affiliates, without the express written consent of the Manager Member, directly or indirectly, whether as owner, part-owner, shareholder, partner, member, director, officer, trustee, employee, agent or consultant, or in any other capacity, on behalf of himself or any firm, corporation or other business organization other than the LLC and its Controlled
Affiliates:

                  (i) provide Investment Management Services to any Person that is a Past, Present or Potential Client of the LLC (other than a Present Client of the LLC to the extent such Present Client is also a Permitted Outside Advisory Client of the LLC); provided, however, that this clause (i) shall not be applicable to clients of the LLC (including Potential Clients) who are also members of the Immediate Family of the Employee Stockholder;

                  (ii) solicit or induce, whether directly or indirectly, any Person for the purpose (which need not be the sole or primary purpose) of (A) causing any funds with respect to which the LLC provides Investment Management Services to be withdrawn from such management, or (B) causing any Client of the LLC (including any Potential Clients) not to engage the LLC or any of its Affiliates to provide Investment Management Services for any or additional funds;

                  (iii) contact or communicate with, in either case in connection with Investment Management Services, whether directly or indirectly, any Past, Present or Potential Clients of the LLC (other than a Present Client of the LLC to the extent such Present Client is also a Permitted Outside Advisory Client of the LLC); provided, however, that this clause (iii) shall not be applicable to clients of the LLC (including Potential Clients) who are also members of the Immediate Family of the Employee Stockholder; or

                  (iv) solicit or induce, or attempt to solicit or induce, directly or indirectly, any employee or agent of, or consultant to, the LLC or any of its Controlled Affiliates to terminate its, his or her relationship therewith, hire any such employee, agent or consultant, or former employee, agent or consultant, or work in any enterprise involving investment advisory services with any employee, agent or consultant or former employee, agent or consultant, of the LLC or its Controlled Affiliates who was employed by or acted as an agent or consultant to the LLC or its Controlled Affiliates at any time preceding the termination of the Employee Stockholder's employment (excluding for all purposes of this sentence, secretaries and persons holding other similar positions).

For purposes of this Section 3.9(b), (x) the term "Past Client" shall be limited to those past Clients who were advisees or investment advisory customers of, or recipients of Investment Management Services from, the LLC and its Controlled Affiliates (including its predecessor, GeoCapital Corporation) at the date of termination of the Employee Stockholder's employment or at any time during the twelve (12) months immediately preceding the date of such termination; and (y) the term "Potential Client" shall be limited to those Persons to whom an offer was made within two years prior to the date of termination of the Employee Stockholder's employment.

Notwithstanding the provisions of Sections 3.9(a) and 3.9(b), any Employee Stockholder may make passive investments in an enterprise which is competitive with the Manager Member (certain examples of which have been provided to the Non-Manager Members by the Manager Member) the shares or other equity interests of which are publicly traded provided his holding therein together with any holdings of his Affiliates and members of his Immediate Family, do not, at the time such investments are made, exceed four and nine-tenths of one percent (4.9%) of the outstanding shares of comparable interests in such entity. Subject to the foregoing, an employee, Member or Employee Stockholder may engage in investing for his personal account if (i) each such investment is made in accordance with the Code of Ethics of the LLC, and (ii) if the aggregate amount of any actual or proposed investment by such Person, members of his Immediate Family and accounts for the benefit of any of the foregoing, collectively, in a single issuer exceeds Five Hundred Thousand Dollars ($500,000) then such investment shall be disclosed in writing to the Managing Member promptly.

Notwithstanding any other provision of this Agreement, the Members agree that the Non-Management Members and Employee Stockholders shall be entitled to continue to serve in their respective present capacities on the boards of companies set forth in Schedule 3.9 of this

Agreement, and to serve on the boards of directors of private companies and of public companies that are not, at the time such position is accepted or while such position is held, reasonably likely to be considered by the LLC for investment by the LLC or by any Person or account (excluding any Controlled Affiliates) for which the LLC provides Investment Management Services and may receive and retain individually (and not for the benefit of the LLC or any other Member) compensation from such companies for such service as a member of the Board of Directors, provided that (x) prior to the acceptance of such position or the receipt of any compensation, the Non-Manager Member or Employee Stockholder notifies the Management Board and the Manager Member in writing of the terms and conditions of the prospective position and compensation, including a brief description of the Company and explanation why it is not reasonably likely to be considered for investment as contemplated herein, and the Management Board and the Manager Member consent in writing to the acceptance of such position and compensation and (y) at no time during such service shall the LLC make or recommend (for itself or any Person or account for which the LLC directly provides Investment Management Services excluding any Controlled Affiliates) an acquisition of any securities issued by such company.

            (c) Each Member and each Employee Stockholder agrees that any and all presently existing investment advisory businesses of the LLC and its Controlled Affiliates (including its predecessor, GeoCapital Corporation), and all businesses developed by the LLC and its Controlled Affiliates, including by such Employee Stockholder or any other employee of the LLC (including, without limitation, employees of its predecessor, GeoCapital Corporation), including without limitation, all investment methodologies, all investment advisory contracts, fees and fee schedules, commissions, records, data, client lists, agreements, trade secrets, and any other incident of any business developed by the LLC (or its predecessor, GeoCapital Corporation) or its Controlled Affiliates or earned or carried on by the Employee Stockholder for the LLC or its predecessor, GeoCapital Corporation or their respective Controlled Affiliates, and all trade names, service marks and logos under which the LLC or its Affiliates do business, and any combinations or variations thereof and all related logos, are and shall be the exclusive property of the LLC or such Controlled Affiliate, as applicable, for its or their sole use, and (where applicable) shall be payable directly to the LLC or such Controlled Affiliate, except that the LLC has authorized another entity to use the name "GeoCapital" for limited purposes as described in that certain Letter Agreement dated as of the Effective Date, between GeoCapital, LLC and GeoCapital Partners. In addition, each Member and each Employee Stockholder acknowledges and agrees that the investment performance of the accounts managed by the LLC (and its predecessor, GeoCapital Corporation) was attributable to the efforts of the team of professionals of the LLC (or its predecessor, GeoCapital Corporation, as applicable) and not to the efforts of any single individual, and that therefore, the performance records of the accounts managed by the LLC (and its predecessor, GeoCapital Corporation) are and shall be the exclusive property of the LLC. Each Member and each Employee Stockholder acknowledges that, in the course of performing services hereunder and otherwise (including, without limitation, for the LLC's predecessor, GeoCapital Corporation), such Member and Employee Stockholder has had, and will from time to time have, access to information of a confidential or proprietary nature, including without limitation, all confidential or proprietary investment methodologies, trade secrets, proprietary or confidential plans, client identities and information, client lists, service providers, business operations or techniques, records and data ("Intellectual Property") owned or used in the course of business by the LLC or its Controlled Affiliates. Each Non-Manager Member and each Employee Stockholder agrees always to keep secret and not ever publish, divulge, furnish, use or make accessible to anyone (otherwise than in the regular business of the LLC and its Controlled Affiliates or unless compelled by judicial or administrative process) any Intellectual Property of the LLC or any Controlled Affiliate thereof unless such information can be shown to be (i) previously known on a nonconfidential basis by such Non-Manager Member or Employee Stockholder, (ii) in the public domain through no fault of such Non-Manager Member or Employee Stockholder or (iii) lawfully acquired by such Non-Manager Member or Employee Stockholder from other sources. At the termination of the Employee Stockholder's services to the LLC, all data, memoranda, client lists, notes, programs and other papers, items and tangible media, and reproductions thereof relating to the foregoing matters in the Non-Manager Member's or Employee Stockholder's possession or control, shall be returned to the LLC and remain in its possession (except where the return of such items shall be unreasonable or impractical in relation to the importance or confidentiality of such items). In addition, the Manager Member acknowledges that in its capacity as Manager Member it will from time to time have access to Intellectual Property owned or used in the business by the LLC or its Controlled Affiliates relating to (i) investment analysis and decisions and to (ii) clients or accounts of the LLC or its Controlled Affiliates. The Manager Member agrees always to keep secret and not ever publish, diverge, furnish, use or make accessible to anyone (otherwise than in the regular business of the Manager Member or the LLC and its Controlled Affiliates) any such Intellectual Property unless such information can be shown to be (i) previously known on a nonconfidential basis by the Manager Member or its Affiliates, (ii) in the public domain through no fault of the Manager Member or its Affiliates or (iii) lawfully acquired by the Manager Member or its Affiliates from other sources; provided, however, that nothing in this Section 3.9(c) shall prevent the Manager Member from making such disclosures regarding the LLC and its Controlled Affiliates as may be necessary or appropriate either at the request of the Manager Member's lenders or other financing sources or under applicable law (including pursuant to judicial or administrative process).

            (d) Each Non-Manager Member and each Employee Stockholder acknowledges that, in the course of entering into this Agreement, the Non-Manager Member and the Employee Stockholder have had and, in the course of the operation of the LLC, the Non-Manager Member and Employee Stockholder will from time to time have, access to Intellectual Property owned by or used in the course of business by AMG. Each Non-Manager Member and each Employee Stockholder agrees, for the benefit of the LLC and its Members, and for the benefit of the Manager Member and AMG, always to keep secret and not ever publish, divulge, furnish, use or make accessible to anyone (otherwise than at the Manager Member's request) any knowledge or information regarding Intellectual Property (including, by way of example and not of limitation, the transaction structures utilized by the Manager Member) of AMG unless such information can be shown to be (i) previously known on a nonconfidential basis by such Non-Manager Member or Employee Stockholder, (ii) in the public domain through no fault of such Non-Manager Member or Employee Stockholder or (iii) lawfully acquired by such Non-Manager Member or Employee Stockholder from other sources. At the termination of the Employee Stockholder's service to the LLC, all data, memoranda, documents, notes and other papers, items and tangible media, and reproductions thereof relating to the foregoing matters in the Non-Manager Member's or Employee Stockholder's possession or control shall be returned to the Manager Member and remain in its possession.

            (e) The provisions of this Section 3.9 shall not be deemed to limit any of the rights of the LLC or the Members under any of the Employment Agreements, Non Solicitation Agreements or under applicable law, but shall be in addition to the rights set forth in each of the Employment Agreements and Non Solicitation Agreements, and those which arise under applicable law.

      SECTION 3.10 ADDITIONAL PERMITTED OUTSIDE ADVISORY CLIENTS. If an Employee Stockholder wishes to cause a Collective Investment Vehicle to become a Permitted Outside Advisory Client of such Employee Stockholder under the provisions of paragraph (b) of the definition of Permitted Outside Advisory Client, then such Employee Stockholder shall so notify the Manager Member and such Collective Investment Vehicle shall be designated as a "Permitted Outside Advisory Client" of that Employee Stockholder, provided that the Employee Stockholder and the Collective Investment Vehicle comply with the conditions set forth in this Section 3.10. Each Employee Stockholder hereby covenants and agrees to take no action as a partner, member, equityholder or other Affiliate of a Permitted Outside Advisory Client that would authorize or permit the termination of any agreement between such Permitted Outside Advisory Client (or between a partner, member or manager of such Permitted Outside Advisory Client) and the LLC or the Manager Member or Affiliates of the Manager Member; provided, however, that each Employee Stockholder may take such action as may be required by applicable law if such Employee Stockholder provides the Manager Member with an opinion of counsel, reasonably satisfactory in form and substance to the Manager Member, to the effect that such action is required under applicable law.

            (a) Such Employee Stockholder and such Collective Investment Vehicle shall provide the LLC and the Manager Member and AMG with such information regarding the Collective Investment Vehicle as the Manager Member or AMG may reasonably request (including, by way of example and not of limitation, the organizational documents, financial statements (if any) and offering materials of the Collective Investment Vehicle and any other material or related documents and agreements), as well as such evidence as the Manager Member or AMG may reasonably request (including, without limitation, opinions of counsel reasonably acceptable to the Manager Member or AMG) regarding the compliance of such Collective Investment Vehicle with applicable laws, rules and regulations (including, by way of example and not of limitation, the compliance of the Collective Investment Vehicle after giving effect to the arrangements contemplated by this Section 3.10).

            (b) If, after the date hereof, any Employee Stockholder or any entity in which such Employee Stockholder is or becomes an owner, part-owner, shareholder, partner, member, director, officer, trustee, employee, agent or consultant (or with respect to which he serves in any similar capacity) (a "Related Entity"), is or becomes entitled to receive from such Collective Investment Vehicle any consulting, administrative, advisory, management or similar fee or allocation (other than a Carried Interest (as defined below)), then such fee or allocation shall be transferred or assigned to the LLC on such terms and conditions (which shall be substantially similar to the terms and conditions applicable to the Employee Stockholder and Related Entity) and pursuant to such agreements, documents and instruments, all as may be reasonably satisfactory to the Employee Stockholder or Related Entity and the Manager Member or AMG.

            (c) If, after the date hereof, any one or more Employee Stockholder(s) or any Related Entities is or becomes entitled to receive any "carried interest" or other items of gain allocated (directly or indirectly) to such Employee Stockholder(s) or Related Entities (other than allocations which are made pro-rata based on contributed capital to all partners, members, beneficiaries or other holders of similar economic interests in the Collective Investment Vehicle (together a "Carried Interest"), then, unless the Manager Member waives the provisions of this Section 3.10(c) with respect to that Collective Investment Vehicle, ten percent (10%) of the rights with respect to such Carried Interest (the "Guaranteed Interest") shall be issued, transferred, assigned or allocated to the Manager Member (or an Affiliate of the Manager Member which is selected by the Manager Member and of which the Employee Stockholder is given notice) for nominal consideration or other remuneration and otherwise on such other terms and conditions presented to the Manager Member (which shall be substantially similar to the other terms and conditions applicable to the Employee Stockholder and Related Entity) and pursuant to such agreements, documents and instruments as, all as may be reasonably satisfactory to the Employee Stockholder or Related Entity and the Manager Member, provided that such terms and conditions (i) shall permit the Manager Member (or such selected Affiliate) to retain limited liability (with no liability for any "clawback," deficit restoration or similar obligation), and (ii) shall not require the Manager Member to devote any specified resources to, perform any obligations for, or be bound by any restrictive covenants for the benefit of, such Collective Investment Vehicle; provided, however, that if the conditions contemplated by this Section 3.10 with respect to issuance, transfer, assignment or allocation of the Guaranteed Interest to the order of the Manager Member are not satisfied, then no Non-Manager Member, Employee Stockholder or Related Entity shall be permitted to acquire a Carried Interest in such Collective Investment Vehicle and such Collective Investment Vehicle shall not be a Permitted Outside Advisory Client.

            (d) The Manager Member (or an Affiliate of the Manager Member which is selected by the Manager Member and of which the Employee Stockholder is given notice) shall be granted an option to purchase additional portions of the Carried Interest (its "Additional Interest") on such terms and conditions presented to the Manager Member and pursuant to such agreements, documents and instruments, all as may be reasonably satisfactory to the Employee Stockholder or Related Entity and the Manager Member in accordance with the following:

                  (i) Prior to any Employee Stockholder or Related Entity
            receiving (or being granted the option or right to receive) a Carried Interest in a Collective Investment Vehicle, the Employee Stockholder shall give notice to the Manager Member (which notice shall be acknowledged by the Collective Investment Vehicle) of the terms (including any amendments or modifications thereto) on which the Carried Interest and any other interests in the Collective Investment Vehicle are expected to be received by or granted to the Employee Stockholder or a Related Entity (including, without limitation, a complete description of the Carried Interest and such other interests, and the price, if any, being paid for such

            Carried Interest and such other interests) which notice shall constitute an irrevocable offer by the Collective Investment Vehicle to transfer or issue to the Manager Member such portion of the Carried Interest and other such interests as is equal to:

            (A x B) - C

            where

            A   = (i) a fraction, the numerator of which is the number of LLC
                  Points held by the Manager Member on the date Carried Interests in that Collective Investment Vehicle are first received by or granted to such Employee Stockholder and his Related Entities, and the denominator of which is the total number of LLC Points then outstanding, multiplied by (ii) that percentage Free Cash Flow then constitutes of Revenues From Operations;

            B   = the Carried Interest which is then held (or being received)
                  by or granted to the Employee Stockholder and his Related Entities (or which such Employee Stockholder and his Related Entities have (or will receive) the option or right to acquire) before giving effect to the Guaranteed Interest that may then be held (or is to be received) by the Manager Member (or a Related Entity) pursuant to the provisions of paragraph
                  (c) above; and

            C   = the Guaranteed Interest then to be held (or to be received)
                  by the Manager Member (or an Affiliate of the Manager Member) pursuant to the provisions of paragraph (c) above.

            at a price (the "Purchase Price") equal to the cash purchase price which is proportionate to the price which the Employee Stockholder or his or her Related Entity would have to pay for the Carried Interest and such other related interests in the Collective Investment Vehicle which the Employee Stockholder or his or her Related Entity would have to purchase in order to receive the Carried Interest, based on the portion of the Carried Interest being offered to the Manager Member under this Section 3.10(d).

                  (ii) At any time within thirty (30) days after the date on which the Manager Member receives the notice described in clause (i) above, the Manager Member (or any Affiliate of the Manager Member selected by the Manager Member with notice to the Employee Stockholder) may accept the offer set forth in the notice by agreeing to pay the Collective Investment Vehicle the Purchase Price at the same time and in the same proportionate amounts as the Employee Stockholder or a Related Entity. Notwithstanding the foregoing sentence, if the Manager Member has been kept apprised of all negotiations and has been provided all drafts relating to the terms of the offer, and the offer contained in the notice described in clause (i) is substantially the same as that contained in prior drafts and the initial draft of the terms was distributed to the Manager Member not less than twenty-one (21) days before the date of the notice described in clause (i), then the Manager Member shall have ten (10) days to accept the offer set forth in the notice.

                  (iii) At any time when subsequent interests are granted or made available to any Employee Stockholder or Related Entity, and at any time when the terms and conditions upon which interests are granted or made available to any Employee Stockholder or Related Entity change or are modified in any respect, appropriate provisions will be made to give effect to the intent of this Section 3.10, in order to permit the relevant Collective Investment Vehicle to remain a Permitted Outside Advisory Client under this Section 3.10 and, if appropriate provisions are not made to the reasonable satisfaction of the Manager Member, then either (x) such change or modification shall not be made at all or (y) if any change or modification is made, then such Collective Investment Vehicle shall cease to be a Permitted Outside Advisory Client effective upon the effectiveness of such change or modification.

                  (iv) It is agreed and acknowledged, in furtherance and not in limitation of the foregoing, that if the Manager Member (or an Affiliate of the Manager Member as contemplated by this paragraph
            (d)) exercises its option under this paragraph (d) to acquire any additional Carried Interest (and any other interests in the Collective Investment Vehicle), such acquisition shall be on the same terms (including any amendments or modifications thereto) on which the Carried Interest and any other interests in the Collective Investment Vehicle are received by or granted to the Employee Stockholder or a Related Entity and the Purchase Price paid by the Manager Member (or such Affiliate) shall be a cash purchase price which is proportionate to the price paid by the Employee Stockholder or Related Entity based on the portion of the Carried Interest acquired pursuant to such option under this Section 3.10(d).

      Attached hereto as Schedule C are sample calculations under this Section 3.10.

      SECTION 3.11 REMEDIES UPON BREACH.

            (a) In the event that a Member or its Employee Stockholder (i) breaches any of the provisions of Section 3.9 or 3.10 hereof, or (ii) breaches any of the provisions of the Employment Agreement or Non Solicitation Agreement to which it or he is a party (in each case, including, without limitation, following the termination of his or her employment with the LLC), then (A) such Non-Manager Member shall forfeit its right to receive any payment for its LLC Interests under Section 3.12, and (B) AMG (or its assignees) shall have no further obligations under any promissory note theretofore issued to such Non-Manager Member pursuant to Section 3.12(e).

            (b) Each Member and each Employee Stockholder agrees that any breach of the provisions of Section 3.9 of this Agreement or of the provisions of the Employment Agreement or Non Solicitation Agreement by such Member or Employee Stockholder could cause irreparable damage to the LLC and the other Members. The LLC and/or the applicable Member, shall have the right to an injunction or other equitable relief (in addition to other legal remedies) to prevent any violation of a Member's or Employee Stockholder's obligations hereunder or thereunder.

      SECTION 3.12 REPURCHASE UPON TERMINATION OF EMPLOYMENT OR TRANSFER BY
                   OPERATION OF LAW.

            (a) In the event that the employment by the LLC of any Employee Stockholder terminates for any reason, then:

                  (i) if the termination of the Employee Stockholder occurred because of the death or Permanent Incapacity of such Employee Stockholder, the LLC shall purchase and the Non-Manager Member (or the Non-Manager Member of which such Employee Stockholder was the owner, as applicable) (as indicated on Schedule A hereto) and his (or its) Related Non-Manager Members (and their respective Permitted Transferees, if any) (each a "Repurchased Member") shall sell to the LLC for cash, LLC Points up to the portion of the Repurchase Price (as such term is defined below) which is equal to the cash proceeds of any key-man life insurance policies or lump-sum disability insurance policies, as applicable, maintained by the LLC on the life or health of such Employee Stockholder (an "LLC Repurchase"), and

                  (ii) in each other such case (and, in the case of the death or
            Permanent Incapacity of an Employee Stockholder, to the extent the Repurchase Price (as such term is defined in Section 3.12(c) below) exceeds the proceeds described in clause (i) of this Section 3.12(a) (determined after all such proceeds have been collected)), AMG shall purchase and the Non-Manager Member (or the Non-Manager Member of which such Employee Stockholder was the owner, as applicable) (as indicated on Schedule A hereto) and his (or its) Related Non-Manager Members (and their respective Permitted Transferees) (each a "Repurchased Member") shall sell (each a "Manager Member Repurchase") all (or, in the case of the death or Permanent Incapacity of an Employee Stockholder, such portion as is not required to be purchased by the LLC under clause (i) of this Section 3.12(c)) of the LLC Interests held by the Repurchased Member, in each case, pursuant to the terms of this Section 3.12. For purposes hereof, each LLC Repurchase and each Manager Member Repurchase together with the related LLC Repurchase, if any, is referred to as a "Repurchase."

            (b) The closing of the Repurchase will take place on a date set by the Manager Member (the "Repurchase Closing Date") which shall be after the last day of the calendar quarter in which the Employee Stockholder's employment with the LLC is terminated but which is not more than one hundred eighty (180) days after the date on which the termination of the employment by the LLC of the relevant Employee Stockholder occurred; provided, however, that (i) if the employment by the LLC of such Employee Stockholder is terminated because of the death or Permanent Incapacity of such Employee Stockholder, then the Repurchase Closing Date shall be a date set by the Manager Member which is as soon as reasonably practicable after the later of (A) one hundred eighty (180) days after the death or Permanent Incapacity, as applicable, of such Employee Stockholder or (B) ninety (90) days after the LLC has received the proceeds of all key-man life insurance policies or disability insurance policies, as applicable, maintained by the LLC on the life or health of such Employee Stockholder.

            (c) The purchase price for the Repurchase (the "Repurchase Price") shall be determined as follows:

                  (i) If the Employee Stockholder's employment with the LLC is terminated because of the death, Permanent Incapacity or Retirement of the Employee Stockholder or if such Employee Stockholder's employment with the LLC was terminated by the LLC on such date other than For Cause, then the Repurchase Price shall equal (A) six (6) times (x) fifty percent (50%) of the LLC's Free Cash Flow for the twenty-four (24) months ending on the last day of the calendar quarter in which the termination of such Employee Stockholder's employment occurs minus (y) fifty percent (50%) of the amount by which the actual expenses of the LLC exceeded the Operating Cash Flow of the LLC (including previously reserved Operating Cash Flow) during the twenty-four (24) months ending the last day of the calendar quarter in which the termination of such Employee Stockholder's employment occurs, multiplied by (B) a fraction, the numerator of which is the number of LLC Points being purchased in the Repurchase, and the denominator of which is the number of LLC Points outstanding on the date of the closing of the Repurchase (before giving effect to any issuance or redemption of LLC Points on such date) minus (C) (1) the sum of the Remaining Minnesota Carryover Amount and the Remaining Minnesota Cumulative Debits multiplied by (2) a fraction, the numerator of which is the number of Initial LLC Points being purchased in the Repurchase, and the denominator of which is the number of Initial LLC Points outstanding on the date of the closing of the Repurchase (before giving effect to any issuance or redemption of LLC Points on such date).

                  (ii) In all other cases, (including, without limitation, the resignation of an Employee Stockholder or the termination of such Employee Stockholder For Cause or for Unsatisfactory Performance), the Repurchase Price shall equal (A) three (3) times (x) fifty percent (50%) of the LLC's Free Cash Flow for the twenty-four (24) months ending on the last day of the calendar quarter in which the termination of such Employee Stockholder's employment occurs minus
            (y) fifty percent (50%) of the amount by which the actual expenses of the LLC exceeded the Operating Cash Flow of the LLC (including previously reserved Operating Cash Flow) during the twenty-four (24) months ending the last day of the calendar quarter in which the termination of such Employee Stockholder's employment occurs, multiplied by (B) a fraction, the numerator of which is the number of LLC Points being purchased in the Repurchase, and the denominator of which is the number of LLC Points outstanding as of the date of the closing of the Repurchase (before giving effect to any issuance or redemption of LLC Points on such date) minus (C) (1) the sum of the Remaining Minnesota Carryover Amount and the Remaining Minnesota Cumulative Debits multiplied by (2) a fraction, the numerator of which is the number of Initial LLC Points being purchased in the Repurchase, and the denominator of which is the number of Initial LLC Points outstanding on the date of the closing of the Repurchase (before giving effect to any issuance or redemptions of LLC Points on such date); provided, however, that for any such Repurchase within the first five (5) years after the Effective Date, the Repurchase Price shall equal the Capital Account which the Repurchased Member would have if the LLC had sold all its assets for a price equal to three
            (3) times fifty percent (50%) of the LLC's Free Cash Flow for the twenty-four (24) months ending on the last day of the calendar quarter in which the termination of such Employee Stockholder's employment occurs, and the gain or loss therefrom (in excess of the sum of the Members Capital Accounts on such day without giving effect to any such allocation) was allocated in accordance with
            Section 4.2(d) hereof. A sample calculation under this Section 3.12(c)(ii) is attached as Schedule D hereto.

      If a Repurchase Price must be determined prior to twenty-four (24) months after the Effective Date, then the amount of the LLC's Free Cash Flow for the portion of the relevant twenty-four (24) month period before the Effective Date shall be calculated on a pro-forma basis such that the Free Cash Flow of the LLC shall be deemed to be equal to fifty percent (50%) of the Revenues From Operations of the LLC's predecessor, GeoCapital Corporation attributable to the assets transferred to the LLC pursuant to the Asset Transfer.

            (d) The rights of AMG, the Manager Member, the LLC and their assignees hereunder are in addition to and shall not affect any other rights which AMG, the Manager Member, the LLC or their assigns may otherwise have to repurchase LLC Interests (including, without limitation, pursuant to any agreement entered into by an Additional Non-Manager Member which provides for the vesting of LLC Points).

            (e) On the Repurchase Closing Date, AMG and/or the LLC or their respective assignees (as applicable) shall pay to the Repurchased Member the Repurchase Price for the LLC Interests repurchased in the manner set forth in this Section 3.12, and upon such payment the Repurchased Member shall cease to hold any LLC Interests, and such Repurchased Member shall be deemed to have withdrawn from the LLC and shall cease to be a Member of the LLC and shall no longer have any rights hereunder; provided, however, that the provisions of this
Article III shall continue as set forth in Section 3.12 below. On the Repurchase Closing Date, the Repurchased Member and the LLC (and if AMG is purchasing LLC Interests from the Repurchased Member, AMG) (or their assignees) shall execute an agreement reasonably acceptable to the Repurchased Member and the Manager Member in which the Repurchased Member represents and warrants to the Manager Member and/or AMG and/or the LLC, as applicable (or their assignees), that it has sole record and beneficial title to the Repurchased

Interest, free and clear of any Encumbrances other than those imposed by this Agreement. Payment of the Repurchase Price shall be made on the Repurchase Closing Date as follows: (i) in the case of termination of employment because of death or Permanent Incapacity (to the extent of the collected proceeds of any disability insurance policies under which the LLC is the beneficiary upon the permanent incapacity of such Employee Stockholder), by wire-transfer of immediately available funds to an account designated by the Repurchased Member at least three (3) business days prior to the Repurchase Closing Date, and (ii) in the case of any other termination of employment other than a Retirement (but including a termination of employment because of Permanent Incapacity to the extent the obligation exceeds the proceeds of any key-man disability insurance policies described above), (A) in the case of a termination by the LLC other than For Cause, on the Repurchase Date; and (B) in the case of any other termination, on the later to occur of (x) the Repurchase Date or (y) the date which is the first business day after the fifth anniversary of the Effective Date (provided, that such obligation shall bear interest at a rate equal to that set forth in Section 1(b) of Exhibit B, from and after the Repurchase Date) provided that for each Non-Manager Member that is not a Member as of the date of this Agreement, such payment may be made with a promissory note in the form attached hereto as Exhibit B, the principal of which promissory note would be paid in four (4) equal (except as contemplated by Section 3.12(f)) installments, the first installment would be paid (A) in the case of a termination by the LLC other than For Cause, on the Repurchase Date; and (B) in the case of any other termination, on the later to occur of (x) the Repurchase Date or (y) the date which is the first business day after the fifth anniversary of the Effective Date, and the second, third and fourth installments would be paid fourteen (14) months, twenty-six (26) months and thirty-eight (38) months, respectively, after the first installment.

            (f) If an Employee Stockholder's employment with the LLC is terminated because such Employee Stockholder has resigned or was terminated For Cause or for Unsatisfactory Performance, then the amounts of the second, third and fourth installments of the promissory note set forth in Section 3.12(e) above shall equal the lesser of (i) twenty-five percent (25%) of the Repurchase Price (determined as set forth in Section 3.12(c) hereof) on the Repurchase Closing Date, or (ii) twenty-five percent (25%) of the Repurchase Price, determined as if the Repurchase Closing Date were taking place on the second, third or fourth anniversary of the Repurchase Closing Date, respectively (in each case, together with interest computed on the principal amount of such promissory note (determined as set forth in this Section 3.12(f)) from the date of issuance of such promissory note through the date of payment of such installment as set forth on Exhibit B). At least forty-five (45) days prior to the date an installment to which this Section 3.12(f) applies would be paid, the Manager Member shall cause the LLC to certify to the Repurchased Member who is to receive such installment, in writing, a calculation setting forth the amount of such installment based on clauses (i) and (ii) in the preceding sentence. Each Repurchased Member to whom this Section 3.12(f) applies, may defer receipt of an installment on one (1) occasion, by written notice received by the LLC and the Manager Member not less than fifteen (15) days prior to the date an installment is due to be paid. If a Repurchased Member defers an installment, the due date of each remaining installment of the promissory note issued to such Repurchased Member pursuant to Section 3.12(e) above shall be extended by twelve
(12) months.

            (g) AMG may assign and/or delegate any or all of its rights and obligations under this Section 3.12, in one or more instances, to the Manager Member; provided, however, that no such assignment or delegation shall relieve AMG of its obligation to make payment of a Repurchase Price. AMG may, with a Majority Vote (excluding, for purposes of determining such Majority Vote, the Non-Manager Member whose interest is being repurchased), assign any or all of its rights and obligations under this Section 3.12, in one or more instances, to the LLC; provided, that (i) AMG shall guarantee the performance of such obligations by the LLC, and (ii) the foregoing limitation shall have no effect on the LLC's obligation set forth in Section 3.12(a)(i) regarding the use of the proceeds of a key-man life or disability insurance policy.

            (h) In the event that a Non-Manager Member or Employee Stockholder
(i) has filed a voluntary petition under the bankruptcy laws or a petition for the appointment of a receiver or makes any assignment for the benefit of creditors, (ii) is subject involuntarily to such a petition or assignment or to an attachment or other legal or equitable interest with respect to any of its LLC Interests or, in the case of an Employee Stockholder which is not a Non-Manager Member, its interests in the Non-Manager Member which it owns, and such involuntary petition or assignment or attachment is not discharged within sixty (60) days after its effective date, or (iii) is subject to a transfer of any of its LLC Interests or, in the case of an Employee Stockholder which is not a Non-Manager Member, its interests in the Non-Manager Member which it owns, by court order or decree or by operation of law, then AMG shall purchase all the LLC Interests held by such Non-Manager Member (including the Non-Manager Member through which such Employee Stockholder holds his or her interest in the LLC) pursuant to the terms of this Section 3.12 as if such Non-Manager Member was a Repurchased Member with the purchase price determined pursuant to Section 3.12(c)(ii) and the date of the closing to be determined by the Manager Member in its discretion. In order to give effect to clause (iii) of the foregoing, if any of the interests of a Non-Manager Member in the LLC, or of an Employee Stockholder in a Non-Manager Member, become subject to transfer (or purport to be or have been transferred) by a court order or decree or by operation of law, the Non-Manager Member (whose interest in the LLC or the interests in which are subject to such transfer) shall cease to be a Member of the LLC, and the transferee by court order or decree or by operation of law shall not become a Member, and AMG shall have the right to purchase from the Non-Manager Member which has ceased to be a Non-Manager Member, all his, her or its interest in the LLC as set forth in the preceding sentence.

            (i) In the event that a Non-Manager Member is required to sell its LLC Interests pursuant to the provisions of this Section 3.12, and in the further event that such Non-Manager Member refuses to, is unable to, or for any reason fails to, execute and deliver the agreements required by this Section 3.12, the LLC or AMG, as applicable (or their respective assigns) may deposit the purchase price, if any, therefor (including cash and/or promissory notes) with any bank doing business within fifty (50) miles of the LLC's principal place of business, or with the LLC's accounting firm, as agent or trustee, or in escrow, for the Non-Manager Member, to be held by such bank or accounting firm for the benefit of and for delivery to such Non-Manager Member. Upon such deposit by the LLC or AMG (or their respective assigns) and upon notice thereof given to the Non-Manager Member, such Non-Manager Member's LLC Interests shall be deemed to have been sold, transferred, conveyed and assigned to the LLC or

AMG (or their assigns), as applicable, the Non-Manager Member shall have no further rights with respect thereto (other than the right to withdraw the payment therefor, if any, held in escrow), and the Manager Member shall record such transfer or repurchase on Schedule A hereto.

      SECTION 3.13 NO EMPLOYMENT OBLIGATION. Each Non-Manager Member and each Employee Stockholder acknowledges that neither this Agreement nor the provisions of the Non Solicitation Agreement creates an obligation on the part of the LLC to continue the employment of an Employee Stockholder with the LLC, and that such Employee Stockholder, unless he or she is a party to an Employment Agreement, is an employee at will of the LLC.

      SECTION 3.14 MISCELLANEOUS. Each Member and each Employee Stockholder agrees that the enforcement of the provisions of Sections 3.8, 3.9, 3.10, and
3.12 hereof, and the enforcement of the provisions of the Employment Agreements and Non Solicitation Agreements are necessary to ensure the protection and continuity of the business, goodwill and confidential business information of the LLC for the benefit of each of the Members. Each Member and each Employee Stockholder agrees that, due to the proprietary nature of the LLC's business, the restrictions set forth in Section 3.9 hereof and in the Employment Agreements and the Non Solicitation Agreements are reasonable as to duration and scope. If any provision contained in this Article III shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this
Article III. It is the intention of the parties hereto that if any of the restrictions or covenants contained herein is held to cover a geographic area or to be for a length of time that is not permitted by applicable law, or is any way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent such provision would then be valid or enforceable under applicable law, such provision shall be construed and interpreted or reformed to provide for a restriction or covenant having the maximum enforceable geographic area, time period and other provisions as shall be valid and enforceable under applicable law.

      Each Member and Employee Stockholder acknowledges that the obligations and rights under Sections 3.8, 3.9, 3.10, 3.11 and 3.12 and this Section 3.14 shall survive the termination of the employment of an Employee Stockholder with the LLC and/or the withdrawal or removal of a Member from the LLC, regardless of the manner of such termination, withdrawal or removal in accordance with the provisions hereof and of the relevant Employment or Non Solicitation Agreement. Moreover, each Member agrees that the remedies provided herein, are reasonably related to the anticipated loss that the LLC and the Members (including, without limitation, the Manager Member which would be purchasing LLC Interests from a Non-Manager Member) would suffer upon a breach of such provisions. Except as agreed to by the Manager Member, in advance, in a writing making specific reference to this Article III, no Employee Stockholder or Non-Manager Member shall enter into any agreement or arrangement which is inconsistent with the terms and provisions hereof.

      SECTION 3.15 CAPITALIZATION OF EXCESS OPERATING CASH FLOW. At any time the Management Board believes that the Operating Cash Flow of the LLC will exceed the actual expenses of the LLC (taking into account business conditions at the time and including both a reasonable allowance for executive compensation increases, and a reasonable allowance for either a loss of business or a change in margins in the business) at the request of the Management Board, representatives of the Manager Member shall meet with the Management Board for the purpose of considering an appropriate means to permit the Non-Manager Members to utilize such excess Operating Cash Flow, while retaining sufficient Operating Cash Flow (including reserves) to operate the business of the LLC consistent with past practices. Such appropriate means may include (but shall not be limited to) the following: an increase in the percentage of Revenues from Operations that constitutes Free Cash Flow (together with the grant of put rights applicable to such adjusted Free Cash Flow on terms comparable to those set forth in Article VII), the purchase of all or a portion of any excess by AMG or the Manager Member (or its designee(s)) on terms comparable to the terms set forth in Article VII with respect to Puts or Section
3.10 with respect to Repurchases or any combination of the foregoing.


                       ARTICLE IV - CAPITAL CONTRIBUTIONS;
                CAPITAL ACCOUNTS AND ALLOCATIONS; DISTRIBUTIONS.

      SECTION 4.1 CAPITAL CONTRIBUTIONS.

            (a) On September 23, 1997, GeoCapital Corporation contributed to the LLC certain of its assets, properties, rights, powers, privileges and business (and the goodwill associated therewith), and the Members agree that such Capital Contribution had a value of $24,000,000. Except as may be agreed to in connection with the issuance of additional LLC Points, as specifically set forth herein, or as may be required under applicable law, the Members shall not be required to make any further contributions to the LLC. No Member shall make any contribution to the LLC without the prior consent of the Manager Member.

            (b) No Member shall have the right to withdraw any part of his, her or its (or their predecessors in interest) Capital Contribution until the dissolution and winding up of the LLC, except as distributions pursuant to this
Article IV may represent returns of capital, in whole or in part. No Member shall be entitled to receive any interest on any Capital Contribution made by it (or its predecessors in interest) to the LLC. No Member shall have any personal liability for the repayment of any Capital Contribution of any other Member.

            (c) Simultaneous with the effectiveness of this Agreement, Merger Sub is acquiring by means of the Merger all of the right, title and interest of GeoCapital Corporation in and to interests in the LLC (including all Capital Account and LLC Points and other LLC Interests), and GeoCapital Corporation is merging with and into Merger Sub and will cease to exist.

      SECTION 4.2 CAPITAL ACCOUNTS; ALLOCATIONS.

            (a) There shall be established for each Member a Capital Account (a "Capital Account") which, in the case of each Member, shall initially be equal to the Capital Contribution of such Member as set forth on Schedule A hereto.

            (b) The Capital Account of each Member shall be adjusted in the following manner. Each Capital Account shall be increased by such Member's allocable share of income and gain, if any, of the LLC (as well as the Capital Contributions made by a Member after the Effective Date) and shall be decreased by such Member's allocable share of deductions and losses, if any, of the LLC and by the amount of all distributions made to such Member. The amount of any distribution of assets other than cash shall be deemed to be the Fair Market Value of such assets (net of any liabilities encumbering such property that the distributee Member is considered to assume or take subject to). Capital Accounts shall also be adjusted upon the issuance of additional LLC Interests as set forth in Section 5.5(c) and upon the redemption of LLC Interests.

            (c) Subject to Sections 4.2(e), 4.2(g) and 4.5 hereof, all items of LLC income and gain shall be allocated among the Members' Capital Accounts at the end of every quarter as follows:

                  (i) first, items of income and gain shall be allocated to the
            Manager Member in an amount equal to (A) the sum of (x) the Free Cash Flow (net of Free Cash Flow Expenditures) for such quarter plus
            (y) that percentage which Free Cash Flow then constitutes of Revenues From Operations, multiplied by the Pro Forma Minnesota Allocation, if any, for such quarter, multiplied by (B) a fraction,
            (1) the numerator of which is the sum of the number of LLC Points held by the Manager Member on the first day of such quarter and (2) the denominator of which is the number of LLC Points outstanding on the first day of such quarter;

                  (ii) second, the Manager Member shall be allocated items of income and gain until the Manager Member has been allocated cumulative income and gain under this Section 4.2(c)(ii) equal to the cumulative amount of losses and deductions allocated to the Manager Member under Sections 4.2(d)(ii) and 4.2(d)(iii), if any;

                  (iii) third, items of income and gain, if any, shall be
            allocated among all Non-Manager Members in accordance with (and in proportion to) each Non-Manager Member's respective number of LLC Points on the first day of such quarter, until the aggregate amount of such items allocated to the Members (including both the Manager Member and the Non-Manager Members) pursuant to Sections 4.2(c)(i) and 4.2(c)(ii) and this 4.2(c)(iii) for such quarter equal the aggregate amount of Free Cash Flow (net of Free Cash Flow Expenditures) for such quarter; and

                  (iv) finally, all remaining items of LLC income and gain shall be allocated among the Non-Manager Members in accordance with (and in proportion to) each Non-Manager Member's respective number of LLC Points on the first day of such quarter.

            (d) Subject to Sections 4.2(f), 4.2(g) and 4.5, all items of LLC loss and deduction shall be allocated among the Members' Capital Accounts at the end of every quarter as follows:

                  (i) first, all items of LLC loss and deduction for such
            quarter shall be allocated among the Non-Manager Members in accordance with (and in proportion to) their respective numbers of LLC Points on the first day of such quarter after giving effect to the allocation of the items of income and gain for such quarter under Section 4.2(c), until all such Capital Accounts have been reduced to zero (0), provided that no additional loss or deduction shall be allocated to any Non-Manager Member once its Capital Account has been reduced to zero (0);

                  (ii) second, all items of LLC loss and deduction for such
            quarter not allocated to the Non-Manager Members under Section 4.2(d)(i) shall be allocated to the Manager Member until its Capital Account shall have been reduced to zero (0); and

                  (iii) finally, all items of LLC loss and deduction for such quarter not allocated to the Member under Sections 4.2(d)(i) and 4.2(d)(ii) shall be allocated among all Members in accordance with (and in proportion to) each Members' respective number of LLC Points on the first day of such quarter.

            (e) If the LLC has a net gain from any sale, exchange or disposition of all, or substantially all, of the assets of the LLC, then that net gain shall be allocated among the Members as follows:

                  (i) first, gain shall be allocated to the Manager Member until the Manager Member has been allocated cumulative gain which, together with income and gain previously allocated to the Manager Member under Section 4.2(c)(ii) hereof, equals the cumulative amount of losses and deductions allocated to the Manager Member under Sections 4.2(d)(ii) and 4.2(d)(iii);

                   (ii) thereafter, gain shall be allocated among the Members in accordance with (and in proportion to) their respective number of LLC Points as of the date of the transaction.

            (f) If the LLC has a net loss from any sale, exchange or other disposition of all, or substantially all, of the assets of the LLC, then that net loss shall be allocated among the Members in accordance with (and in proportion to) their respective number of LLC Points as of the date of the transaction provided that no additional losses shall be allocated to a Member once its Capital Account has been reduced to zero (0), unless all Members' Capital Accounts have then been reduced to zero (0).

            (g) In the event that during any calendar quarter (or any fiscal year) there is any change of Members or LLC Points (whether as a result of the admission of an Additional

Non-Manager Member, the redemption by the LLC of all (or any portion of) any Non-Manager Member's LLC Points, a transfer of any LLC Points or otherwise), the following shall apply: (i) such transfer shall be deemed to have occurred as of the end of the last day of the quarter in which such change occurred, (ii) the books of account of the LLC shall be closed effective as of the close of business on the effective date of any such change as set forth in clause (i) and such fiscal year shall thereupon be divided into two or more portions, (iii) each item of income, gain, loss and deduction shall be determined (on the closing of the books basis) for the portion of such fiscal year ending with the date on which the books of account of the LLC are so closed, and (iv) each such item for such portion of such fiscal year shall be allocated (pursuant to the provisions of Sections 4.2(c) and (d) hereof) to those persons who were Members during such portion of such fiscal year in accordance with their respective LLC Points during such period.

      SECTION 4.3 DISTRIBUTIONS.

            (a) Subject to Section 4.4 hereof, from and after the date hereof, within thirty (30) days after the end of each calendar quarter, the Manager Member shall, to the extent cash is available therefor, and based on the unaudited financial statements for such calendar quarter prepared in accordance with Section 9.3 hereof (after approval thereof by the Manager Member), cause the LLC to (i) distribute to the Manager Member an amount equal to the portion of the Free Cash Flow allocated to the Manager Member pursuant to Section 4.2(c)(i) for such calendar quarter (less the Manager Member's pro-rata portion of any reservation from Free Cash Flow pursuant to the last sentence of this
Section 4.3(a)), and then (ii) distribute to the Non-Manager Members (and each Person who was a Non-Manager Member for such calendar month) an amount equal to
(A) the portion of the Free Cash Flow allocated to such Non-Manager Member pursuant to Section 4.2(c)(iii) for such calendar quarter and any previous calendar quarter to the extent not then distributed (less each such Person's pro-rata portion of any reservation from Free Cash Flow pursuant to the last sentence of this Section 4.3(a)) minus (B) the amount, if any, by which the operating expenses for the LLC for the calendar quarter exceeded the Operating Cash Flow of the LLC for such calendar quarter multiplied by a fraction, the numerator of which is the number of LLC Points held by such Non-Manager Member, and the denominator of which is the number of LLC Points held by all the Non-Manager Members, in accordance with (and in proportion to) their respective number of LLC Points for such preceding calendar month, in each case, if and to the extent each such Member (and each Person who was a Non-Manager Member for any portion of any applicable portion of any applicable calendar month) has a positive balance in its Capital Account. After the end of each fiscal year of the LLC, the Manager Member shall, based on the audited financial statements prepared in accordance with Section 9.3 hereof, cause the LLC to make a distribution of the remaining Free Cash Flow, if any, for the preceding fiscal year which was allocated pursuant to Sections 4.2(c)(i) and 4.2(c)(iii) but not previously distributed, in accordance with the foregoing clauses (i) and (ii) whenever, and to the extent, cash is available therefor. The Manager Member may with either a Majority Vote or the consent of the Management Board, from time to time, reserve and not distribute portions of Free Cash Flow for LLC purposes; including, without limitation, to increase the net worth of the LLC, to make capital expenditures (such as the creation of or investment in a Controlled Affiliate) or to create a reserve for anticipated repurchases of LLC Interests. Any such reservation would be made from all

Members pro-rata in proportion to LLC Points. Such funds shall be maintained in the Receipts Account (as defined below) pending expenditure thereof.

            (b) To give effect to the foregoing, the LLC shall have two (2) bank accounts. The first account (the "Receipts Account") shall have as its authorized signatures such representatives of the Manager Member as the Manager Member shall deem appropriate or desirable. All the LLC's receipts shall be paid into the Receipts Account; provided, however, that on a weekly basis, the Manager Member shall forward the revenues of the LLC with respect to the accruals for a given month from this account to the second account (described below) until the revenues so forwarded equal the Operating Cash Flow of the LLC for such month (and previous months to the extent not so forwarded or used to pay expenses of the LLC which are other than Free Cash Flow Expenditures) and, thereafter, revenues with respect to that month shall be retained in the Receipts Account pending distribution or such other use thereof as may be permitted under this Agreement. The Manager Member shall use the Receipts Account to make all distributions of Free Cash Flow pursuant to Section 4.3(a) above and to fund all Free Cash Flow Expenditures. The Manager Member shall retain in the Receipts Account the amount which gives rise to the right to make distributions pursuant to Section 4.3(c) hereof (including, without limitation, the proceeds of sales of assets, insurance proceeds and the proceeds of issuance of additional LLC Interests). The second account shall have as its authorized signatures such Officers as may be agreed to by a Majority Vote, and one (1) designee of the Manager Member. This second account shall be used by the Officers to make all operating expense payments (including payments of salaries and bonuses) out of Operating Cash Flow.

      Within thirty (30) days after the end of each calendar quarter, based on the unaudited financial statements for such calendar quarter prepared in accordance with Section 9.3 hereof, and within ninety-five (95) days after the end of each fiscal year of the LLC, based on the audited financial statements prepared in accordance with Section 9.3 hereof, the Manager Member shall cause such transfers between the accounts to be made as may be necessary to reconcile the accounts with the amounts of revenue designated as Operating Cash Flow and Free Cash Flow.

            (c) Except as otherwise set forth herein, all other amounts or proceeds available for distribution, if any, shall be distributed to the Members at such time as may be determined by the Manager Member; provided that any such distribution shall be made among the Members (i) in accordance with (and in proportion to) the positive balances (if any) in their respective Capital Accounts (as determined immediately prior to such distribution) until all such positive Capital Account balances have been reduced to zero, and (ii) thereafter among all Members in accordance with (and in proportion to) their respective numbers of LLC Points at the time of such distribution (provided, however, that if a Member makes a Capital Contribution after the Effective Date, the Manager Member may cause the LLC to make a priority return of such Capital Contribution if such priority return was agreed to in writing by the LLC and the Member making such Capital Contribution at the time of such Capital Contribution).

            (d) Notwithstanding any other provision of this Agreement, neither the LLC, nor the Manager Member on behalf of the LLC, shall make a distribution to any Member on account of its LLC Interest if such distribution would violate the Act or other applicable law.

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
      SECTION 4.4 DISTRIBUTIONS UPON DISSOLUTION; ESTABLISHMENT OF A RESERVE UPON DISSOLUTION. Upon the dissolution of the LLC, after payment (or the making of reasonable provision for the payment) of all liabilities of the LLC owing to creditors, the Manager Member, or if there is none, the Liquidating Trustee appointed as set forth in Section 8.4 hereof, shall set up such reserves as it deems reasonably necessary for any contingent, conditional or unmatured liabilities or other obligations of the LLC. Such reserves may be paid over by the Manager Member or Liquidating Trustee to a bank (or other third party), to be held in escrow for the purpose of paying any such contingent, conditional or unmatured liabilities or other obligations. At the expiration of such period(s) as the Manager Member or Liquidating Trustee may deem advisable, such reserves, if any (and any other assets available for distribution), or a portion thereof, shall be distributed to the Members (i) in accordance with (and in proportion to) the positive balance (if any) in their respective Capital Accounts (as determined immediately prior to each such distribution) until all such positive Capital Account balances have been reduced to zero, and (ii) thereafter, among the Members as of the date of dissolution in accordance with their respective numbers of LLC Points as of the date of dissolution. If any assets of the LLC are to be distributed in kind in connection with such liquidation, such assets shall be distributed on the basis of their Fair Market Value net of any liabilities encumbering such assets and, to the greatest extent possible, shall be distributed pro-rata in accordance with the total amounts to be distributed to each Member. Immediately prior to the effectiveness of any such distribution-in-kind, each item of gain and loss that would have been recognized by the LLC had the property being distributed been sold at Fair Market Value shall be determined and allocated to those persons who were Members immediately prior to the effectiveness of such distribution in accordance with Section 4.2(d).

      SECTION 4.5 PROCEEDS FROM CAPITAL CONTRIBUTIONS AND THE SALE OF SECURITIES; INSURANCE PROCEEDS; CERTAIN SPECIAL ALLOCATIONS.

            (a) Capital Contributions made by any Member after the Effective Date, and other proceeds from the issuance of securities by the LLC may, in the sole discretion of the Manager Member, be used for the benefit of the LLC (including, without limitation, the repurchase or redemption of LLC Interests), or, may be distributed by the LLC, in which case, any such proceeds shall be allocated and distributed among the Members in accordance with their respective LLC Points immediately prior to the date of such contribution or issuance of securities; it being understood that in the case the proceeds are a note receivable, any such distribution shall only occur, if at all, upon receipt by the LLC of any cash in respect thereof.

            (b) In the event of the death or Permanent Incapacity of an Employee Stockholder covered by key-man life or disability insurance, as applicable, the premiums on which have been paid by the LLC, the proceeds of any such policy shall first be used by the LLC to fund (to the extent thereof) the Repurchase of LLC Interests from the Employee Stockholder or Non-Manager Member through which such Employee Stockholder holds or held his or her interest in the LLC in accordance with Section 3.12 hereof and, if the proceeds exceed the amounts so required to effect such Repurchase, then the amount of such excess proceeds may, in the sole discretion of the Manager Member, be used for the benefit of the LLC, or, may be distributed by the LLC, in which case, any such proceeds shall be allocated and distributed among the Members in accordance with their respective LLC Points immediately following the Repurchase of the LLC Interests from such Non-Manager Member.

            (c) Items of depreciation or amortization (as calculated for book purposes in accordance with generally accepted accounting principles, consistently applied) on account of the property of the LLC on the Effective Date, shall be specially allocated to the Manager Member. All items of depreciation or amortization (as calculated for book purposes in accordance with generally accepted accounting principles, consistently applied) on account of property purchased out of Operating Cash Flow shall be allocated as set forth in
Section 4.2(c)(iii), and all items of depreciation or amortization (as calculated for book purposes in accordance with generally accepted accounting principles, consistently applied) on account of property purchased out of Free Cash Flow shall be allocated among the Members in accordance with their respective numbers of LLC Points on the date the property was purchased.

      SECTION 4.6 FEDERAL TAX ALLOCATIONS. The Manager Member shall, in its sole discretion, allocate the ordinary income and losses and capital gains and losses of the LLC as determined for U.S. Federal income tax purposes (and each item of income, gain, loss, deduction or credit entering into the computation thereof), as the case may be, among the Members for tax purposes in a manner that, to the greatest extent possible: (a) reflects the economic arrangement of the Members under this Agreement (determined after taking into account the allocation provisions of Sections 4.2, 4.4 and 4.5 hereof, and the distribution provisions of Sections 4.3, 4.4 and 4.5 hereof) and (b) is consistent with the principles of Sections 704(b) and 704(c) of the Code. The Members understand and agree that, with respect to any item of property (other than cash) contributed (or deemed to be contributed for U.S. federal income tax purposes) by a Member to the capital of the LLC, the initial tax basis of such property in the hands of the LLC will be the same as the tax basis of such property in the hands of such Member at the time so contributed. The Members further understand and agree that the taxable income and taxable loss of the LLC is to be computed for Federal income tax purposes by reference to the initial tax basis to the LLC of any assets and properties contributed by the Members (and not by reference to the fair market value of such assets and properties at the time contributed). The Members also understand that, pursuant to Section 704(c) of the Code, all taxable items of income, gain, loss and deduction with respect to such assets and properties shall be allocated among the Members for Federal income tax purposes so as to take account of any difference between the initial tax basis of such assets and properties to the LLC and their fair market values at the time contributed, using any method authorized by the Income Tax Regulations under Section 704(c) and selected by the Manager Member, in its sole discretion. For purposes of maintaining the Capital Accounts of the Members, items of income, gain, loss and deduction relating to any asset or property contributed to the LLC that are required to be allocated for tax purposes pursuant to
Section 704(c) of the Code shall not be reflected in the Capital Accounts of the Members.


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
              ARTICLE V - TRANSFER OF LLC INTERESTS BY NON-MANAGER
               MEMBERS; RESIGNATION, REDEMPTION AND WITHDRAWAL BY
                              NON-MANAGER MEMBERS;
                  ADMISSION OF ADDITIONAL NON-MANAGER MEMBERS.

      SECTION 5.1 ASSIGNABILITY OF INTERESTS. No interest of a Non-Manager Member in the LLC may be sold, assigned, transferred, gifted or exchanged, nor may any Non-Manager Member offer to do any of them (each, a "Transfer"), nor may any interest in any Non-Manager Member be Transferred, nor may any stockholder in any Non-Manager Member which is not an individual offer to do any of them, and no Transfer by a Non-Manager Member or stockholder of a Non-Manager Member shall be binding upon the LLC or any Non-Manager Member unless it is expressly permitted by this Article V and the Manager Member receives an executed copy of the documents effecting such Transfer, which shall be in form and substance reasonably satisfactory to the Manager Member. The assignee of such interest in the LLC may become a substitute Non-Manager Member only upon the terms and conditions set forth in Section 5.2. If an assignee or transferee of an interest of a Non-Manager Member in the LLC does not become (and until any such assignee or transferee becomes) a substitute Non-Manager Member, in accordance with the provisions of Section 5.2, such Person shall not be entitled to exercise or receive any of the rights, powers or benefits of a Non-Manager Member other than the right to receive distributions which the assigning Non-Manager Member has sold, transferred or assigned to such Person. No Non-Manager Member's interest in the LLC or, in the case of a Non-Manager Member which is not an individual, none of the direct and indirect interests of a beneficial owner of such Non-Manager Member, may be Transferred except:

            (a) with the prior written consent of the Manager Member, which consent may be granted or withheld by the Manager Member in its sole discretion;

            (b) upon the death of such beneficial owner, their interests in the LLC or in the Non-Manager Member may be Transferred by will or the laws of descent and distribution (subject, in all cases, to the provisions of Section
3.12 hereof); and

            (c) a Non-Manager Member (and its beneficial owners) may Transfer interests in the LLC or in such Non-Manager Member to members of his or her Immediate Family (or trusts for their benefit and of which the beneficial owner is the settlor and/or trustee, provided that any such trust does not require or permit distribution of such interests).

provided, that in the case of (b) or (c) above, (i) the transferee enters into an agreement with the LLC agreeing to be bound by the provisions hereof (and if such transferee is not already a party to a Non Solicitation Agreement, the transferee enters into a Non Solicitation Agreement) (to the extent such Person then would hold any interest in the LLC), and (ii) whether or not the transferee enters into such an agreement, such LLC Interests, and interests in such Non-Manager Member, shall thereafter remain subject to this Agreement (and, if applicable, the relevant Non Solicitation Agreement) to the same extent they would be if held by such Non-Manager Member or beneficial owner, as applicable. Notwithstanding the foregoing, no Non-Manager Member's interest in the LLC may be Transferred if, giving effect to such Transfer, the total number of Members of the

LLC would exceed one hundred (100) (as determined in accordance with Treasury Regulation Section 1.7704-1(h)(3), which provides, in general, that under certain circumstances a Person owning an interest in (A) a partnership for federal income tax purposes, (B) a "grantor trust," any portion of which is treated as owned by the grantor(s) or other person(s) under sections 671-679 of the Code, or (C) an "S corporation" within the meaning of section 1361(a) of the Code (each, a "flow-through entity") that owns, directly or through other flow-through entities, an interest in the LLC shall be treated as a Member), unless either such Transfer is a Transfer described in Treasury Regulation
Section 1.7704-1(e) or such Transfer is pursuant to a Put right under Article VII and the sum of the percentage interests in profits or capital of the LLC Transferred during the taxable year of the LLC (other than in Transfers described in Treasury Regulation Section 1.7704-1(e)) would, taking the Transfer in question into account and assuming the maximum exercise of the Non-Manager Members' Put rights under Article VII, exceed ten percent (10%) of the total interests in profits or capital of the LLC.

      For all purposes of this LLC Agreement, any Transfers of LLC Interests shall be deemed to occur as of the end of the last day of the calendar month in which any such Transfer would otherwise have occurred. Upon any Transfer of LLC Interests, the Manager Member shall make the appropriate revisions to Schedule A hereto.

      No interests of a Non-Manager Member in the LLC may be pledged, hypothecated, optioned or encumbered, nor may any interests in a Non-Manager Member be pledged, hypothecated, optioned or encumbered, nor may any offer to do any of the foregoing be made.

      SECTION 5.2 SUBSTITUTE NON-MANAGER MEMBERS. No transferee of interests of a Non-Manager Member shall become a Member except in accordance with this
Section 5.2. The Manager Member may admit, in its sole discretion as a substitute Non-Manager Member (with respect to all or a portion of the LLC Interests held by a Person), any Person that acquires an LLC Interest by Transfer from another Non-Manager Member pursuant to Section 5.1 hereof, or that acquires an LLC Interest from the Manager Member pursuant to Section 6.1 hereof. The admission of an assignee as a substitute Non-Manager Member shall, in all events, be conditioned upon the execution of an instrument satisfactory to the Manager Member whereby such assignee becomes a party to this Agreement as a Non-Manager Member as well as compliance by such assignee with the provisions of
Section 3.6 hereof. Upon the admission of a substitute Non-Manager Member, the Manager Member shall make the appropriate revisions to Schedule A hereto.

      SECTION 5.3 ALLOCATION OF DISTRIBUTIONS BETWEEN ASSIGNOR AND ASSIGNEE; SUCCESSOR TO CAPITAL ACCOUNTS. Upon the Transfer of an LLC Interest pursuant to this Article V, distributions pursuant to Article IV shall be made to the Person owning the LLC Interest at the date of distribution, unless the assignor and assignee otherwise agree and so direct the LLC and the Manager Member in a written statement signed by both the assignor and assignee. In connection with a Transfer by a Member of LLC Points, the assignee shall succeed to a pro-rata (based on the percentage of such Person's LLC Points transferred) portion of the assignor's Capital Account, unless the assignor and assignee otherwise agree and so direct the LLC and the

Manager Member in a written statement signed by both the assignor and assignee and consented to by the Manager Member.

      SECTION 5.4 RESIGNATION, REDEMPTIONS AND WITHDRAWALS. No Non-Manager Member shall have the right to resign, to cause the redemption of its interest in the LLC, in whole or in part, or to withdraw from the LLC, except (a) with the consent of the Manager Member, (b) as is expressly provided for in Section
3.12 hereof; or (c) as is expressly provided for in Section 7.1 hereof. Upon any resignation, redemption or withdrawal, the Non-Manager Member shall only be entitled to the consideration, if any, provided for by Section 3.12 or Section
7.1 hereof, if and to the extent that one of such Sections is applicable. Upon the resignation, redemption or withdrawal, in whole or in part, by a Non-Manager Member, the Manager Member shall make the appropriate revisions to Schedule A hereto.

      SECTION 5.5 ISSUANCE OF ADDITIONAL LLC INTERESTS.

            (a) Additional Non-Manager Members (the "Additional Non-Manager Members" and each an "Additional Non-Manager Member") may be admitted to the LLC and such Additional Non-Manager Members may be issued LLC Points, only upon receipt of a Majority Vote and the consent of the Manager Member and upon such terms and conditions as may be established by the Manager Member with a Majority Vote (including, without limitation, upon such Additional Non-Manager Member's execution of an instrument satisfactory to the Manager Member whereby such Person becomes a party to this Agreement as a Non-Manager Member as well as such Person's compliance with the provisions of Section 3.6 hereof).

            (b) Existing Non-Manager Members may be issued additional LLC Points (or other LLC Interests), only by the LLC with the consent of, and upon such terms and conditions as may be established by, the Manager Member. The Manager Member may only be issued new additional LLC Points (or other LLC Interests) upon the receipt of a Majority Vote.

            (c) Each time additional LLC Interests are issued (including, without limitation, additional LLC Points), the Capital Accounts of all the Members shall be adjusted as follows: (i) the Manager Member shall determine the proceeds which would be realized if the LLC sold all its assets at such time for a price equal to the Fair Market Value of such assets, and (ii) the Manager Member shall allocate amounts equal to the gain or loss which would have been realized upon such a sale to the Capital Accounts of all the Members immediately prior to such issuance in accordance with Section 4.2(d) hereof.

            (d) Upon the issuance of additional LLC Interests, the Manager Member shall make the appropriate revisions to Schedule A hereto.

            (e) Notwithstanding anything in this Agreement to the contrary, (i) no additional LLC Interests may be issued if, giving effect to such Transfer, the total number of Members would exceed one hundred (100) as determined in accordance with Treasury Regulation Section 1.7704-1(h)(3)) and (ii) no LLC Interests may be issued (A) in a transaction that is required to be registered under the Securities Act or (B) in a transaction that is not required to be registered under the Securities Act by reason of Regulation S thereunder unless the offering and sale of the LLC Interests would not have been required to be registered under the Securities Act if the LLC Interests had been offered and sold within the United States.

      SECTION 5.6 ADDITIONAL REQUIREMENTS. As additional conditions to the validity of (x) any Transfer of a Non-Manager Member's interest in the LLC (or, in the case of a Non-Manager Member which is not an individual, the interests of the direct and indirect beneficial owners of such Non-Manager Member) (pursuant to Section 5.1 above), or (y) the issuance of additional LLC Interests (pursuant to Section 5.5 above), such Transfer or issuance shall not: (i) violate the registration provisions of the Securities Act or the securities laws of any applicable jurisdiction, (ii) cause the LLC to become subject to regulation as an "investment company" under the 1940 Act, and the rules and regulations of the SEC thereunder, including by resulting in there being one hundred (100) or more beneficial holders of interests in the LLC, (iii) result in the termination of any contract to which the LLC is a party and which individually or in the aggregate are material (it being understood and agreed that any contract pursuant to which the LLC provides Investment Management Services is material), or (iv) result in the treatment of the LLC as an association taxable as a corporation or as a "publicly traded partnership" for Federal income tax purposes.

      The Manager Member may require reasonable evidence as to the foregoing, including, without limitation, a favorable opinion of counsel, which expense shall be borne by the parties to such transaction (and to the extent the LLC is such a party, shall be paid from Operating Cash Flow).

      To the fullest extent permitted by law, any Transfer that violates the conditions of this Section 5.6 shall be null and void.

      SECTION 5.7 REPRESENTATION OF MEMBERS. The Manager Member and each Non-Manager Member (including each Additional Non-Manager Member) hereby represents and warrants to the LLC and each other Member, and acknowledges, that
(a) it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the LLC and making an informed investment decision with respect thereto, (b) it is able to bear the economic and financial risk of an investment in the LLC for an indefinite period of time, (c) it is acquiring an interest in the LLC for investment only and not with a view to, or for resale in connection with, any distribution to the public or public offering thereof, (d) the equity interests in the LLC have not been registered under the securities laws of any jurisdiction and cannot be disposed of unless they are subsequently registered and/or qualified under applicable securities laws and the provisions of this Agreement have been complied with, and (e) the execution, delivery and performance of this Agreement by such Member do not require it to obtain any consent or approval that has not been obtained and do not contravene or result in a default under any provision of any existing law or regulation applicable to it, any provision of its charter, by-laws or other governing documents or any agreement or instrument to which it is a party or by which it is bound.

                  ARTICLE VI - TRANSFER OF LLC INTERESTS BY THE
                       MANAGER MEMBER; REDEMPTION, REMOVAL
                                 AND WITHDRAWAL

      SECTION 6.1 ASSIGNABILITY OF INTEREST.

            (a) Except as set forth in this Section 6.1, without a Majority Vote the Manager Member's interest in the LLC may not be Transferred; provided, however, (i) it is understood and agreed that, in connection with the operation of the business of AMG and the Manager Member (including, without limitation, the financing of its interest herein and direct or indirect interests in additional investment management companies), the Manager Member's interest in the LLC will be pledged and encumbered and lien holders of the Manager Member's interest shall have and be able to exercise the rights of secured creditors with respect to such interest, (ii) the Manager Member may sell some (but not all or substantially all) of its LLC Interests to a Person who is not a Member but who is an Officer or employee of the LLC or who becomes an Officer or employee of the LLC in connection with such issuance, or a Person wholly owned by any such Person, (iii) the Manager Member may sell some (but not all or substantially all) of its LLC Interests to existing Non-Manager Members, and (iv) the Manager Member may sell all or any portion of its LLC Interests to an Affiliate of the Manager Member. Notwithstanding the foregoing, the Manager Member's interest in the LLC may not be Transferred if, giving effect to such Transfer, the total number of Members of the LLC would exceed one hundred (100) (as determined in accordance with Treasury Regulation Section 1.7704-1(h)(3), which provides, in general, that under certain circumstances a Person owning an interest in (A) a partnership for federal income tax purposes, (B) a "grantor trust," any portion of which is treated as owned by the grantor(s) or other person(s) under sections 671-679 of the Code, or (C) an "S corporation" within the meaning of section 1361(a) of the Code (each, a "flow-through entity") that owns, directly or through other flow-through entities, an interest in the LLC shall be treated as a Member), unless such Transfer is a Transfer described in Treasury Regulation
Section 1.7704-1(e). Notwithstanding anything else set forth herein, the Manager Member may, with a Majority Vote, sell or transfer as a result of a merger or consolidation all its interests in the LLC in a single transaction or a series of related transactions, and, in any such case, each of the Non-Manager Members shall be required to sell or transfer, in the same transaction or transactions, all their interests in the LLC; provided, that the price to be received by all the Members shall be allocated among the Members as follows: (a) an amount equal to the sum of the positive balances, if any, in positive Capital Accounts shall be allocated among the Members having such Capital Accounts in proportion to such positive balances, and (b) the excess, if any, shall be allocated among all Members in accordance with their respective number of LLC Points at the time of such sale. Upon any of the foregoing transactions, the Manager Member shall make the appropriate revisions to Schedule A hereto.

            (b) In the case of any transfer upon foreclosure pursuant to Section 6.1(a)(i) above, each transferee shall sign a counterpart signature page to this Agreement agreeing thereby to become either a Non-Manager Member or a Manager Member (provided, however, that once one such other transferee elects to become a Manager Member, no transferee (other than a subsequent transferee of such new Manager Member) may elect to be a Manager Member hereunder). If the transferees pursuant to Section 6.1(a)(i) above receive all the Manager

Member's LLC Interests, and none of such transferees elects to become a Manager Member, then that shall be deemed to be an event of withdrawal by the Manager Member. If, however, one of the transferees elects to become a Manager Member, and executes a counterpart signature page to this Agreement agreeing thereby to become a Manager Member, then notwithstanding any other provision hereof to the contrary, the old Manager Member shall thereupon be permitted to withdraw from the LLC as Manager Member.

            (c) In the case of a transfer pursuant to the penultimate sentence of Section 6.1(a) above, the Manager Member shall be deemed to have withdrawn, and its transferee shall be deemed to have become the Manager Member.

      SECTION 6.2 RESIGNATION, REDEMPTION, AND WITHDRAWAL. To the fullest extent permitted by law, except as set forth in Section 6.1, without a prior Majority Vote, the Manager Member shall not have the right to resign or withdraw from the LLC as Manager Member. With a prior Majority Vote, the Manager Member may resign or withdraw as Manager Member upon prior written notice to the LLC. Without a prior Majority Vote, the Manager Member shall have no right to have all or any portion of its interest in the LLC redeemed. Any resigned, withdrawn or removed Manager Member shall retain its interest in the capital of the LLC and its other economic rights under this Agreement as a Non-Manager Member having the number of LLC Points held by the Manager Member prior to its resignation, withdrawal or removal. If a Manager Member who has resigned, withdrawn or been removed no longer has any economic interest in the LLC, then upon such resignation, withdrawal or removal such Person shall cease to be a Member of the LLC.


                       ARTICLE VII - PUT OF LLC INTERESTS

      SECTION 7.1 MANDATORY PUTS.

            (a) Each Non-Manager Member may, at such Non-Manager Member's option, subject to the terms and conditions set forth in this Section 7.1, cause AMG to purchase portions of the LLC Points held by such Non-Manager Member in the LLC (a "Put").

            (b) Each Non-Manager Member (other than Mr. Irwin Lieber or Mr. Barry K. Fingerhut or their Related Non-Manager Members and their respective Permitted Transferees) may, subject to the terms and conditions set forth in this Agreement, cause AMG to purchase up to ten percent (10%) of the Initial LLC Points of such Non-Manager Member from such Non-Manager Member (and/or any Permitted Transferee of such Non-Manager Member), on the last business day in September (each a "Purchase Date") (but only up to an aggregate of fifty (50%) of such Non-Manager Member's Initial LLC Points) starting with the last business day in September, 2002 and ending with the last business day in September, 2012.

            (c) Mr. Irwin Lieber (and each of his Related Non-Management Members) and any of their respective Permitted Transferees may cause AMG to purchase from them collectively twenty-five percent (25%) of the Initial LLC Points of Mr. Irwin Lieber (and his Related Non-

Management Members), on the Purchase Date occurring on the last business day in September, 2001 or any Purchase Date thereafter. Mr. Barry K. Fingerhut and each of his Related Non-Management Members) and any of their respective Permitted Transferees may cause AMG to purchase from them collectively twenty percent (20%) of the Initial LLC Points of Mr. Barry K. Fingerhut (and his Related Non-Manager Members), on the Purchase Date occurring on the last business day in September, 2002 or any Purchase Date thereafter.

            (d) If a Non-Manager Member desires to exercise its rights under
Section 7.1(b) or 7.1(c) above, it and its Employee Stockholder shall give the Manager Member, AMG, each other Employee Stockholder and the LLC irrevocable written notice (a "Put Notice") on or prior to the preceding May 31 (the "Notice Deadline"), stating that it is electing to exercise such rights and the number of LLC Points (the "Put LLC Points") to be sold in the Put. Puts in any given calendar year for which Put Notices are received before the Notice Deadline for that calendar year shall be completed as follows: AMG shall purchase from each Non-Manager Member (and his (or its) Related Non-Manager Members) and their respective Permitted Transferees that number of Put LLC Points as is equal to the number of Put LLC Points designated in the Put Notice, up to the maximum number permitted by Section 7.1(b) or Section 7.1(c) above with respect to that year and the aggregate number of Initial LLC Points that may be Put by the Non-Manager Member (and his (or its) Related Non-Manager Members) and their respective Permitted Transferees.

            (e) The purchase price for a Put (the "Put Price") shall be an amount equal to (i) six (6) times (x) fifty percent (50%) of the LLC's Free Cash Flow for the twenty-four (24) months ending on June 30 prior to the date of the closing of such Put minus (y) fifty percent (50%) of the amount by which the actual expenses of the LLC exceeded the Operating Cash Flow of the LLC (including previously reserved Operating Cash Flow) during the twenty-four (24) months ending on June 30 prior to the date of the closing of such Put (in each case determined by reference to the most recent audited financial statements supplied to the Manager Member pursuant to Section 9.3) multiplied by (ii) a fraction, the numerator of which is the number of LLC Points to be purchased from such Non-Manager Member on the Purchase Date and the denominator of which is the number of LLC Points outstanding on the Purchase Date before giving effect to any Puts or any issuances or redemptions of LLC Points on such date minus (iii) in the case of a Put including Initial LLC Points, (A) the sum of the Remaining Minnesota Carryover Amount and the Remaining Minnesota Cumulative Debits, multiplied by (B) a fraction, the numerator of which is the number of Initial LLC Points being purchased in the Put, and the denominator of which is the number of Initial LLC Points outstanding on the date of the closing of the Put (before giving effect to any issuance or redemption of LLC Points on such date).

            (f) In the case of any Put pursuant to the provisions of Section 7.1(b) hereof, the Put Price shall be paid by AMG (or, if AMG shall have assigned its obligation to the Manager Member or the LLC pursuant to paragraph
(h) below, the Manager Member or the LLC) (or their respective assigns) on the relevant Purchase Date by certified check issued to such Non-Manager Member, in each case, against delivery of such documents or instruments of transfer as may reasonably be requested by AMG, the Manager Member or the LLC, as applicable, and in each case including representations that the transferring Non-Manager Member is the record and beneficial owner of the LLC Interests being Put, free and clear of any Encumbrances other than those imposed by this Agreement. In the case of any Put pursuant to the provisions of Section 7.1(c) hereof: (i) if AMG has, at that time, not completed a registration of shares of its common stock for sale under the Securities Act (other than a registration on Form S-8 (or its then equivalent form) or a registration affected solely to implement an employee benefit plan, a transaction under Rule 145 or to which any other similar rule of the SEC under the Securities Act is applicable or registration on a form not available for registering securities for sale to the public) (a "Public Offering"), then the Put Price shall be paid by AMG (or, if AMG shall have assigned its obligations to the Manager Member or the LLC pursuant to paragraph (h) below, the Manager Member or the LLC) (or their respective assigns) on the relevant Purchase Date by certified check issued to such Non-Manager Member, or (ii) if AMG has, at that time, completed a Public Offering, then the Put Price shall be paid by AMG on the relevant Purchase Date by issuing to such Non-Manager Member, that number of shares of AMG Stock (as such term is defined in Section 7.2(a) hereof) as is equal to the Put Price divided by AMG's Average Stock Price (as such term is defined in Section 7.2(c) hereof) on the relevant Purchase Date.

            (g) Notwithstanding any other provision of this Section 7.1 to the contrary, no purchase by AMG pursuant to this Section 7.1 (or, upon assignment of any of AMG's obligations to the Management Member or the LLC pursuant to paragraph (h) hereof, purchase by the Manager Member or redemption by the LLC) shall occur if it would result in the Manager Member and AMG (taken together) owning, directly or indirectly, in excess of eighty percent (80%) of the LLC Points outstanding after giving effect to any such sale or redemption. If some, but not all, of the LLC Points which Non-Manager Members have requested be purchased can be so purchased without the Manager Member's and AMG's (taken together) ownership, directly or indirectly, exceeding eighty percent (80%) of the outstanding LLC Points, then AMG or the Manager Member shall purchase, or shall assign their obligations to the LLC, and the LLC shall redeem, LLC Points from the Non-Manager Members having Put LLC Interests in proportion to the LLC Points then held by such Non-Manager Members up to the maximum extent that would not cause the Manager Member and AMG (taken together) to own, directly or indirectly, in excess of eighty percent (80%) of the outstanding LLC Points (in each case, subject to the maximum amount set forth in Sections 7.1(b), 7.1(c) and 7.1(d) hereof).

            (h) AMG may assign and/or delegate any or all of its rights and obligations to purchase LLC Points under this Section 7.1, in one or more instances, to the Manger Member; provided that no such assignment or delegation shall relieve AMG of its obligation to make the payment for a Put as required by this Section 7.1 (or the method of payment (i.e., AMG Stock) to be used). The Manager Member may, only with a Majority Vote, assign any or all of its rights and obligations to purchase LLC Points under this Section 7.1, in one or more instances, to the LLC.

            (i) As of any Purchase Date, the Non-Manager Member shall cease to hold the LLC Points purchased on the Purchase Date, and shall cease to hold a pro-rata portion of such Non-Manager Member's Capital Account and shall no longer have any rights with respect to such portion of its LLC Interests.

      SECTION 7.2 ELECTION RIGHTS OF NON-MANAGER MEMBERS TO RECEIVE AMG STOCK.

            (a) If AMG has, at the time of a Put, completed a Public Offering, then the Non-Manager Member which is exercising a Put may elect to cause AMG to pay all or a portion of the Put Price (as such term is defined in Section 7.1(e) above) for the relevant Put in shares of AMG's Common Stock, $.01 par value per share (the "AMG Stock") in accordance with the provisions of this Section 7.2. If the Non-Manager Member elects to cause AMG to pay a portion of the Put Price in shares of AMG Stock in accordance with the provisions of this Section 7.2, the portion of the consideration which is paid in AMG Stock shall reduce the cash portion of the Put Price pursuant to Section 7.1(e) and shall eliminate any obligation to make any payments under Section 7.1(f).

            (b) An election under this Section 7.2 must be made by the Non-Manager Member at least sixty (60) days prior to the relevant Purchase Date, by giving written notice to the LLC, AMG and the Manager Member of such election, which election, once made, shall be irrevocable without the prior written consent of AMG.

            (c) The number of shares of AMG Stock to be issued upon exercise of the Put shall be determined in accordance with the following formula:

Number of Shares of AMG Stock = FCF x Percentage Put x AMG's EBITDA Multiple x .75
                                --------------------------------------------------
                                           AMG's Average Stock Price

Where:

                  FCF   =    an amount equal to fifty percent (50%) of the LLC's
                             Free Cash Flow for the twenty-four (24) months ending on the December 31 prior to the date of the closing of such Put minus fifty percent (50%) of the amount, if any, by which the actual expenses of the LLC exceeded the Operating Cash Flow of the LLC
                             (including previously reserved Operating Cash Flow) during the twenty-four (24) months ending on the December 31 prior to the date of the closing of such Put.

      Percentage Put    =    a fraction, the numerator of which is
                             the number of LLC Points to be purchased from the Non-Manager Member on the Purchase
                             Date, and the denominator of which is the number of LLC Points outstanding on the Purchase Date before giving effect to any Puts or any issuances or redemptions of LLC
                             Points on such date.

AMG's EBITDA Multiple   =    a fraction, the numerator of which is (a) the
                             number of shares of AMG Stock issued and outstanding immediately prior to the closing of the Put, multiplied by AMG's Average Stock Price, plus (b) the long-term indebtedness (including the current portion thereof) of AMG as of the date of its most recent public financial reports prior to the closing of the Put, and the denominator of which is AMG's earnings before interest, taxes, depreciation and amortization for the twelve (12) month period ending on December 31 prior to the date of the closing of the Put.

  AMG's Average Stock Price   =     the average (arithmetic mean) Stock Price of
                                    AMG Stock during the forty (40) trading days prior to the date of the closing of the Put.
                                    The term "Stock Price" shall mean the
                                    closing price for each day for the AMG Stock which shall be the last sale price or, in the case no such sale takes place on such day, the average of the closing bid and asked prices in either case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the AMG Stock is listed or admitted to trading; or, if not listed or admitted to trading on any national securities exchange, the last quoted price
                                    (or, if not so quoted, the average of the last quoted high bid and low asked prices) in the over-the-counter market, as reported by NASDAQ or such other system then in use;
                                    or, if on any such date no bids are quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such security reasonably selected by the Board of Directors of AMG.


                                    In the event that there is any stock split
                                    (or reverse stock split), stock dividend or other similar event, equitable and appropriate adjustments shall be made in the application of the foregoing calculation of AMG's Average Stock Price to take account of such event.

            (d) If AMG completes a Public Offering, AMG shall, as soon as reasonably practicable, provide notice thereof to each Employee Stockholder.

            (e) If requested in writing by the managing underwriter(s), if any, of any underwritten public offering of AMG Stock, each Non-Manager Member and each Employee Stockholder agrees not to offer, sell, contract to sell or otherwise dispose of any shares of AMG Stock (or any securities convertible into or exchangeable for AMG Stock) except as part of such underwritten public offering within thirty (30) days before or one hundred and eighty (180) days after the effective date of the registration statement filed with respect to said offering.

      SECTION 7.3 REGISTRATION RIGHTS.

            (a) If at any time or times following the completion of its initial public offering, AMG shall determine to file a registration statement ("Registration Statement") (which excludes a registration on Form S-8 (or its then equivalent form) or a registration statement filed solely to implement an employee benefit plan, a transaction under Rule 145 or to which any other similar rule of the SEC under the Securities Act is applicable or registration statement on a form not available for registering securities for sale to the public) other than on Form S-4 (or its then equivalent form) and other than with respect to securities to be issued solely in connection with any acquisition of any securities or assets of any entity or business, then AMG will give written notice thereof to the Non-Manager Members which are holders of Registrable Securities (as hereinafter defined) then outstanding (the "Holders") at least twelve (12) days prior to the filing of a registration statement with the SEC, and, subject to the terms and conditions of this Section 7.3, will use commercially reasonable efforts to effect the registration under the Securities Act (a "Registration") of all Registrable Securities which the Holders request in a writing delivered to AMG within ten (10) days after the notice given by AMG. AMG shall have the right to postpone or withdraw any Registration without any obligation to any Holder.

            (b) For the purposes of this Section 7.3, the term "Registrable Securities" shall mean any AMG Stock held by a Non-Manager Member which was acquired by such Non-Manager Member pursuant to the Merger Agreement and any equity securities issued or issuable with respect to such AMG Stock by way of a stock dividend or stock split or in connection with a combination of shares.

            (c) Whenever under the preceding provisions of this Section 7.3, AMG is required hereunder to register Registrable Securities, AMG agrees that it shall also do the following:

                  (i) use commercially reasonable efforts to prepare diligently for filing with the SEC a Registration Statement and such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary for the duration of such Registration;

                  (ii) use commercially reasonable efforts to maintain the effectiveness of any Registration Statement pursuant to which any of the Registrable Securities are being sold on a delayed or continuous basis under Rule 415 (or any successor or similar rule) under the Securities Act (other than a registration statement in connection with an underwritten offering) until the earlier of (A) the completion of the distribution of all Registrable Securities offered pursuant thereto or (B) ninety (90) days after the effective date of such Registration Statement, provided that if a Suspension Period (as defined below) has occurred during the pendency of a Registration, AMG shall in good faith use reasonable efforts to extend the effectiveness of such Registration so that there are ninety
      (90) days during which such Registration is effective and a Suspension Period is not in effect; and

                  (iii) furnish to each selling Holder such copies of each preliminary and final prospectus and such other documents as such Holder may reasonably request to facilitate the public offering of its Registrable Securities in accordance with customary practices.

            (d) All reasonable expenses incident to AMG's performance of or compliance with this Section 7.3, including SEC and securities exchange or National Association of Securities Dealers, Inc. ("NASD") registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, fees and disbursements of counsel for AMG and its independent certified public accountants incurred in connection with each registration hereunder (excluding any fees or disbursements of counsel for the Holders, or any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities, which shall be borne by each applicable Holder) (all such included expenses being herein called "Registration Expenses"), will be borne by AMG; provided, however, that if AMG is not selling securities in such offering, then each Holder shall bear a portion of such expenses equal to such expenses multiplied by a fraction, the numerator of which is the number of shares sold by such Holder and the denominator of which is the total number of shares sold in the offering.

            (e) (i) Incident to any registration statement referred to in this
      Section 7.3(e), and subject to applicable law, AMG will indemnify each underwriter, each Holder of Registrable Securities so registered, and each person controlling any of them ("Controlling Person") against all claims, losses, damages and liabilities, including legal and other expenses reasonably incurred in investigating or defending against the same, arising out of any untrue statement of a material fact contained therein, or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any violation by AMG of the Securities Act, any other federal securities laws, any state securities or "blue-sky" laws or any rule or regulation thereunder in connection with such registration, except insofar as the same may have been caused by an untrue statement or omission based upon information furnished to AMG by or on behalf of such underwriter, Holder or Controlling Person expressly for use therein, and with respect to such untrue statement or omission in the information furnished to AMG by or on behalf of such underwriter, Holder or Controlling Person, such underwriter, Holder or Controlling Person so providing such information to AMG (or on whose behalf such information was so provided) will indemnify AMG, its directors and officers, and the other underwriters, Holders and Controlling Persons against any losses, claims, damages, expenses or liabilities to which any of them may become subject to the same extent.

            (ii) If the indemnification provided for in this Section 7.3(e) from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any reasonable legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

      The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7.3(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 7.3(e)(ii), no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Holder were offered to the public exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

      If indemnification is available under this Section 7.3(e), the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 7.3(e)(i) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 7.3(e)(ii).

      SECTION 7.4 RESTRICTIONS. Notwithstanding anything herein to the contrary, the parties agree as follows:

            (a) In the event that in connection with an underwritten public offering, the managing underwriter(s) shall in good faith impose a limitation on the number of securities which may be included in such Registration for marketing purposes, AMG shall not be required to register Registrable Securities in excess of such limitation, provided that the reduction in the number of securities which may be included in such Registration to comply with such limitation is imposed pro rata (based either (as determined by AMG, in its sole discretion) on relative number of securities held or relative number of securities sought to be included in such Registration) with respect to the Holders and all managers of companies providing Investment Management Services in which AMG may invest after the date hereof and which have so-called incidental or piggyback registration rights (it being understood that such limitation may be imposed as to all holders of such securities and the Holders prior to the imposition of any limitation on other holders of AMG securities).

            (b) If requested in writing by the managing underwriter(s), if any, of any underwritten public offering of AMG Stock, each Non-Manager Member and each Employee Stockholder agrees not to offer, sell, contract to sell or otherwise dispose of any shares of AMG Stock (or any securities convertible into or exchangeable for AMG Stock) except as part of such underwritten public offering within thirty (30) days before or one hundred and eighty (180) days after the effective date of the registration statement filed with respect to said offering.

            (c) Following the effectiveness of a Registration (including, without limitation a Registration for sale on a delayed or continuous basis under Rule 415 under the Securities Act), each Holder and each Employee Stockholder agrees not to effect any sales of AMG Stock after they have received notice from AMG to suspend sales as a result of the commencement of any Suspension Period. Each Holder may recommence effecting sales of AMG Stock following further notice to such effect from AMG, which shall be given by AMG not later than five (5) business days after the conclusion of each Suspension Period. For purposes hereof, a "Suspension Period" shall mean the pendency or occurrence of an event that would make it impractical or inadvisable (i) to cause a Registration Statement to remain in effect or (ii) to permit the sale of AMG Stock by Holders and by limited partners, members or management employees of other entities in which AMG is a general partner or manager member (without prejudice to any particular holder), and shall include, without limitation, pending negotiations relating to, or consummation of, a transaction or the pendency or occurrence of any other event that would require additional disclosure of material information by AMG in a registration statement as to which AMG has a bona fide business purpose for preserving confidentiality or which renders AMG unable to comply with applicable legal requirements.

      SECTION 7.5 LIMITATION OF REGISTRATION RIGHTS. Notwithstanding the foregoing, AMG shall not be required to effect a Registration of Registrable Securities under this Agreement if, in the written opinion of counsel for AMG, the Holders of Registrable Securities may then sell all the Registrable Securities proposed to be sold without registration under the Securities Act.

      SECTION 7.6 OPTION OF RECEIVING FUTURE PIGGYBACK REGISTRATION RIGHTS. Notwithstanding any provisions of this Section 7, if AMG offers to any Person engaged in the business of providing Investment Management Services in which AMG may invest pursuant to an acquisition or investment transaction closing after the date hereof any form of piggyback registration rights ("New Registration Rights"), AMG agrees that at each such occasion it shall provide Holders of Registrable Securities with the option of either retaining the registration rights then in force for such Registrable Securities or replacing such registration rights with the New Registration Rights, subject to the limitation set forth in Section 7.5.


                   ARTICLE VIII - DISSOLUTION AND TERMINATION.

      SECTION 8.1 NO DISSOLUTION. The LLC shall not be dissolved by the admission of Additional Non-Manager Members or substitute Non-Manager Members or substitute Manager Members in accordance with the Act and the provisions of this Agreement.

      SECTION 8.2 EVENTS OF DISSOLUTION.

            (a) The LLC shall be dissolved and its affairs wound up upon the occurrence of any of the following events:

                  (i) a date designated in writing by the Manager Member with the consent of the Non-Manager Members acting by a Majority Vote; or

                  (ii) upon the entry of a decree of judicial dissolution under
      Section 18-802 of the Act.

            (b) Each Non-Manager Member and each Employee Stockholder and each other Person who accepts LLC Interests constitutes and appoints each of the Manager Member (and any successor thereof by merger, transfer, election or otherwise), and each of the Manager Member's authorized officers and attorneys-in-fact, with full power of substitution, as its, his or her true and lawful agents and attorneys-in-fact, with full power and authority in its, his or her name, place and stead to: execute, swear to, acknowledge, deliver, file and record in the appropriate public offices all certificates and other instruments including, at the option of the Manager Member, this Agreement and the Certificate and all amendments and restatements thereof or any of the foregoing relating to the continuation of the LLC as contemplated by paragraph
(a)(ii) above, that the Manager Member reasonably deems appropriate or necessary to exercise any powers of the Manager Member or to carry out the purposes of this Agreement and to continue the existence or operation of the continuing LLC as a Limited Liability Company in the State of Delaware and under the Act and in all jurisdictions in which the LLC may or may wish to conduct business or own property.

      The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive, and shall not be affected by, the subsequent death, incompetence, dissolution, disability, incapacity, bankruptcy or termination of any grantor and the transfer of all or any portion of his LLC Interest and shall extend to such Person's heirs, successors and assigns. Each Person who accepts LLC Interests is deemed to consent to be bound by any representations made by the Manager Member or the authorized officers and attorneys-in-fact thereof, acting in good faith pursuant to such power of attorney. Each Person who accepts LLC Interests is deemed to consent to and waive any and all defenses that may be available to contest, negate or disaffirm any action of the Manager Member or the authorized officers and attorneys-in-fact thereof, taken in good faith under such power of attorney. Each Non-Manager Member shall execute and deliver to the Manager Member within fifteen (15) days after receipt of the Manager Member's request therefor, such further designations, powers of attorney and other instruments as the Manager Member deems necessary to effectuate this Section 8.2(b).

      SECTION 8.3 NOTICE OF DISSOLUTION. Upon the dissolution of the LLC the Manager Member shall promptly notify the Members of such dissolution.

      SECTION 8.4 LIQUIDATION. Upon the dissolution of the LLC, the Manager Member, or if there is none, the Person or Persons approved by the holders of more than fifty percent (50%) of the LLC Points then outstanding (including the Person that was the Manager Member) shall carry out the winding up of the LLC (in such capacity, the "Liquidating Trustee"), shall immediately commence to wind up the LLC's affairs; provided, however, that a reasonable time shall be allowed for the orderly liquidation of the assets of the LLC and the satisfaction of liabilities to creditors so as to enable the Members to minimize the normal losses attendant upon a liquidation. The Members shall continue to share in allocations and distributions during liquidation in the same proportions, as specified in Article IV hereof, as before liquidation. The proceeds of liquidation shall be distributed as set forth in Section 4.4 hereof.

      SECTION 8.5 TERMINATION. The LLC shall terminate when all of the assets of the LLC, after payment of or due provision for all debts, liabilities and obligations of the LLC, shall have been distributed to the Members in the manner provided for in Section 4.4 and the Certificate shall have been canceled in the manner required by the Act.

      SECTION 8.6 CLAIMS OF THE MEMBERS. The Members and former Members shall look solely to the LLC's assets for the return of their Capital Contributions, and if the assets of the LLC remaining after payment of or due provision for all debts, liabilities and obligations of the LLC are insufficient to return such Capital Contributions, the Members and former Members shall have no recourse against the LLC or any other Member.


                        ARTICLE IX - RECORDS AND REPORTS.

      SECTION 9.1 BOOKS AND RECORDS. The Officers and the Manager Member shall cause the LLC to keep complete and accurate books of account with respect to the operations of the LLC, prepared in accordance with generally accepted accounting principles, using the accrual method of accounting, consistently applied. Such books shall reflect that the interests in the LLC have not been registered under the Securities Act, and that the interests may not be sold or transferred without registration under the Securities Act or exemption therefrom and without compliance with Article V or Article VI of this Agreement. Such books shall be maintained at the principal office of the LLC in New York, New York or at such other place as the Manager Member shall determine.

      SECTION 9.2 ACCOUNTING. The LLC's books of account shall be kept on the accrual method of accounting, or on such other method of accounting as the Manager Member may from time to time determine, with the advice of the Independent Public Accountants, and shall be closed and balanced at the end of each LLC fiscal year and shall be maintained for each fiscal year in a manner consistent with the manner in which the LLC's books were maintained during the fiscal year ended December 31, 1997, except to the extent otherwise determined by the Management Board, with the written consent of the Manager Member or as otherwise required in accordance with changes in generally accepted accounting principles or policies of AMG applied consistently with respect to its Controlled Affiliates so long as no such change in policies affects the calculation of the Repurchase Price or the Put Price (or, if it does, only after appropriate provision is made to hold the Non-Manager Members harmless from the effect of any such change). The taxable year of the LLC shall be the twelve months ending December 31 or such other taxable year as the Manager Member may designate, with the written advice of the Independent Public Accountants.

      SECTION 9.3 FINANCIAL AND COMPLIANCE REPORTS. The LLC shall furnish to the Manager Member, each of the following:

            (a) Within five (5) days after the end of each month and each fiscal quarter, an unaudited financial report of the LLC, which report shall be prepared in accordance with generally accepted accounting principles using the accrual method of accounting, consistently applied (except that the financial report may (i) be subject to normal year-end audit adjustments which are neither individually nor in the aggregate material and (ii) not contain all notes thereto which may be required in accordance with generally accepted accounting principles) and shall be certified by the most senior financial officer of the LLC to have been so prepared, and which shall include the following:

                  (i) Statements of operations, changes in members' capital and cash flows for such month or quarter, together with a cumulative income statement from the first day of the then-current fiscal year to the last day of such month or quarter;

                  (ii) a balance sheet as of the last day of such month or quarter; and

                  (iii) with respect to the quarterly financial report, a detailed computation of Free Cash Flow for such quarter.

            (b) Within fifteen (15) days after the end of each fiscal year of the LLC, audited financial statements of the LLC, which shall include statements of operations, changes in members' capital and cash flows for such year and a balance sheet as of the last day thereof, each prepared in accordance with generally accepted accounting principles, using the accrual method of accounting, consistently applied, certified by Independent Public Accountants satisfactory to the Manager Member.

            (c) If requested by the Manager Member, within twenty-five (25) days after the end of each calendar quarter, the LLC's operating budget for each of the next four (4) fiscal quarters, in such form and containing such estimates as may be requested by the Manager Member from time to time, certified by the most senior financial officer of the LLC.

            (d) Copies of all financial statements, reports, notices, press releases and other documents released to the public.

            (e) As promptly as is reasonably possible following request by the Manager Member from time to time, such operations and/or performance data as may be requested, in each case certified by the most senior financial officer of the LLC if such a certification is requested by the Manager Member.

            (f) Any other financial or other information available to the Officers as the Manager Member shall have reasonably requested on a timely basis.

      SECTION 9.4 MEETINGS.

            (a) The LLC and its Officers shall hold such regular meetings at the LLC's principal place of business with representatives of the Manager Member as may be reasonably requested by the Manager Member from time to time. These meetings shall be attended (either in person or by telephone) by such of the Officers and other employees of the LLC as may be requested by the Manager Member or any of the Officers.

            (b) At each meeting, the Officers shall make such presentations regarding the LLC and its performance, operations and/or budgets as may be reasonably requested by the Manager Member, and each of the attendees (whether in person or by telephone) at such meeting shall have the right to submit proposals and suggestions regarding the LLC, and the attendees at the meeting shall discuss and consider such proposals and suggestions.

      SECTION 9.5 TAX MATTERS.

            (a) The Manager Member shall cause to be prepared and filed on or before the due date (or any extension thereof) Federal, state, local and foreign tax or information returns required to be filed by the LLC. The Manager Member, to the extent that LLC funds are available, shall cause the LLC to pay any taxes payable by the LLC (it being understood that the expenses of preparation and filing of such tax returns, and the amounts of such taxes, are to be treated as operating expenses of the LLC to be paid from Operating Cash Flow); provided that the Manager Member shall not be required to cause the LLC to pay any tax so long as the Manager Member or the LLC is in good faith and by appropriate legal proceedings contesting the validity, applicability or amount thereof and such contest does not materially endanger any right or interest of the LLC and adequate reserves therefor have been set aside by the LLC. Neither the LLC nor any Employee Stockholder or Non-Manager Member shall do anything or take any action which would be inconsistent with the foregoing or with the Manager Member's actions as authorized by the foregoing provisions of this Section 9.5(a). Each Non-Manager Member shall cooperate with the Manager Member in causing the LLC to make an election under Section 754 or the Code with respect to the LLC's fiscal year ended as of the date of this Agreement.

            (b) The Manager Member shall be the tax matters partner for the LLC pursuant to Sections 6221 through 6233 of the Code.


             ARTICLE X - LIABILITY, EXCULPATION AND INDEMNIFICATION.

      SECTION 10.1 LIABILITY. Except as otherwise provided by the Act, the debts, obligations and liabilities of the LLC, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the LLC, and no Covered Person shall be obligated personally for any such debt, obligation or liability of the LLC solely by reason of being a Covered Person.

      SECTION 10.2 EXCULPATION.

            (a) No Covered Person shall be liable to the LLC or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the LLC and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of any action or inaction of such Covered Person which constituted fraud, gross negligence, willful misconduct or a breach of this Agreement, the Merger Agreement or, in the case of a Non-Manager Member or Employee Stockholder, the Non Solicitation Agreement to which he, she or it is a party.

            (b) A Covered Person shall be fully protected in relying in good faith upon the records of the LLC and upon such information, opinions, reports or statements presented to the Covered Person by any Person as to matters the Covered Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the LLC of such Covered Person.

      SECTION 10.3 FIDUCIARY DUTY.

            (a) To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the LLC or to any Member, a Covered Person acting under this Agreement shall not be liable to the LLC or to any Member for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person.

            (b) Unless otherwise expressly provided herein, (i) whenever a conflict of interest exists or arises between the Manager Member and any other Member, or (ii) whenever this Agreement or any other agreement contemplated herein or therein provides that the Manager Member shall act in a manner that is, or provides terms that are, fair and reasonable to the LLC or any Member, the Manager Member shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. The resolution, action or term so made, taken or provided by the Manager Member shall not constitute a breach of this Agreement or any other agreement contemplated herein or of any duty or obligation of the Manager Member at law or in equity or otherwise unless the Managing Member did not act in good faith.

            (c) Whenever in this Agreement the Manager Member is permitted or required to make a decision (i) in its "discretion" or under a grant of similar authority or latitude, the Manager Member shall be entitled to consider such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the LLC or any other Person, or (ii) in its "good faith" or under another express standard, the Manager Member shall act under such express standard and shall not be subject to any other or different standard imposed by this Agreement or other applicable law; provided, however, that if such standard is qualified by "reasonable," then the Manager Member shall exercise its discretion or good faith only in a reasonable manner.

            (d) Wherever in this Agreement a factual determination is called for and the applicable provision of this Agreement does not indicate what party or parties are to make the applicable factual determination, and/or the applicable standard to be used in making the factual determination, such determination shall be made by the Manager Member in the exercise of reasonable discretion.

      SECTION 10.4 INDEMNIFICATION. To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the LLC for any loss, damage or claim (including any amounts paid in settlement of any such claims) incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the LLC and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of any action or inaction of such Covered Person which constituted fraud, gross negligence, willful misconduct or a breach of this Agreement, the Merger Agreement or, in the case of the Non-Manager Member or Employee Stockholder, the Non Solicitation Agreement to which he, she or it is a party; provided, however, that any indemnity under this Section 10.4 shall be provided out of and to the extent of Company assets only, and no Covered Person shall have any personal liability to provide indemnity on account thereof.

      SECTION 10.5 NOTICE; OPPORTUNITY TO DEFEND AND EXPENSES.

            (a) Promptly after receipt by any Covered Person from any third party of notice of any demand, claim or circumstance that, immediately or with the lapse of time, would reasonably be expected to give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that could reasonably be expected to result in any loss, damage or claim with respect to which the Covered Person might be entitled to indemnification from the LLC under Section 10.4, the Covered Person shall give notice thereof (the "Claims Notice") to the LLC; provided, however, that a failure to give such notice shall not prejudice the Covered Person's right to indemnification hereunder except to the extent that the LLC is actually prejudiced thereby. The Claims Notice shall describe the Asserted Liability in such reasonable detail as is practicable under the circumstances, and shall, to the extent practicable under the circumstances, indicate the amount (estimated, if necessary) of the loss or damage that has been or may be suffered by the Covered Person.

            (b) The LLC may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability; provided, however, that if the named parties to any action or proceeding include (or could reasonably be expected to include) both the LLC and a Covered Person, or more than one Covered Persons, and the LLC is advised that representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the Covered Person may engage separate counsel at the expense of the LLC. If the LLC elects to compromise or defend such Asserted Liability, it shall within twenty (20) business days (or sooner, if the nature of the Asserted Liability so requires) notify the Covered Person of its intent to do so, and the Covered Person shall cooperate, at the expense of the LLC, in the compromise of, or defense against, such Asserted Liability. If the LLC elects not to compromise or defend the Asserted Liability, fails to notify the Covered Person of its election as herein provided, contests its obligation to provide indemnification under this Agreement, or fails to make or ceases making a good faith and diligent defense, the Covered Person may pay, compromise or defend such Asserted Liability all at the expense of the Covered Person. Except as set forth in the preceding sentence, neither the LLC nor the Covered Person may settle or compromise any claim over the objection of the other; provided, however, that consent to settlement or compromise shall not be unreasonably withheld. In any event, the LLC and the Covered Person may participate at their own expense, in the defense of such Asserted Liability. If the Covered Person chooses to defend any claim, the Covered Person shall make available to the LLC any books, records or other documents within its control that are necessary or appropriate for such defense, all at the expense of the LLC.

            (c) If the LLC elects not to compromise or defend an Asserted Liability, or fails to notify the Covered Person of its election as above provided, then, to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person in defending any Asserted Liability, shall, from time to time, be advanced by the LLC prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the LLC of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in Section 10.4 hereof. The LLC may, if the Manager Member deems it appropriate, require any Covered Person for whom expenses are advanced, to deliver adequate security to the LLC for his or her obligation to repay such indemnification.

      SECTION 10.6 MISCELLANEOUS.

            (a) The right of indemnification hereby provided shall not be exclusive of, and shall not affect, any other rights to which a Covered Person may be entitled. Nothing contained in this Article X shall limit any lawful rights to indemnification existing independently of this Article X.

            (b) The indemnification rights provided by this Article X shall also inure to the benefit of the heirs, executors, administrators, successors and assigns of a Covered Person and any officers, directors, partners, shareholders, employees and Affiliates of such Covered Person (and any former officer, director, member, shareholder or employee of such Covered Person, if the loss, damage or claim was incurred while such person was an officer, director, member, shareholder or employee of such Covered Person). The Manager Member may extend the indemnification called for by Section 10.4 to non-employee agents of the LLC, the Manager Member or its Affiliates.


                           ARTICLE XI - MISCELLANEOUS.

      SECTION 11.1 NOTICES. All notices, requests, elections, consents or demands permitted or required to be made under this Agreement ("Notices") shall be in writing, signed by the Person or Persons giving such notice, request, election, consent or demand and shall be delivered personally or by confirmed facsimile, or sent by registered or certified mail, or by commercial courier to the other Members, at their addresses set forth on the signature pages hereof or on Schedule A hereto, or at such other addresses as may be supplied by written notice given in conformity with the terms of this Section 11.1. All Notices to the LLC shall be made to the Manager Member at the address set forth on the signature pages hereof or on Schedule A hereto, with a copy (which shall not constitute notice) to the Chairman of the LLC at the principal offices of the LLC. The date of any such personal or facsimile delivery or the date of delivery by an overnight courier or the date five (5) days after the date of mailing by registered or certified mail, as the case may be, shall be the date of such notice.

      SECTION 11.2 SUCCESSORS AND ASSIGNS. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon and shall inure to the benefit of the Members, their respective successors, successors-in-title, heirs and assigns, and each and every successors-in-interest to any Member, whether such successor acquires such interest by way of gift, purchase, foreclosure or by any other method, and each shall hold such interest subject to all of the terms and provisions of this Agreement.

      SECTION 11.3 AMENDMENTS. No amendments may be made to this Agreement without the prior written consent of (i) the Manager Member and (ii) a Majority Vote of the Non-Manager Members; provided, however, that, without the vote, consent or approval of any other Member, the Manager Member shall make such amendments and additions to Schedule A hereto as are required by the provisions hereof; and, provided further, that the Manager Member may amend this Agreement to correct any printing, stenographic or clerical errors or omissions. Except as otherwise specifically provided for herein, no amendment may be made to this Agreement which materially and adversely affects a Non-Manager Member in a manner different from all the other Non-Manager Members, without the prior written consent of the Non-Manager Member which would be so affected.

      SECTION 11.4 NO PARTITION. No Member nor any successor-in-interest to any Member, shall have the right while this Agreement remains in effect to have the property of the LLC partitioned, or to file a complaint or institute any proceeding at law or in equity to have the property of the LLC partitioned, and each Member, on behalf of himself, his successors, representatives, heirs and assigns, hereby waives any such right. It is the intent of the Members that during the term of this Agreement, the rights of the Members and the Employee Stockholders and their successors-in-interest, as among themselves, shall be governed by the terms of this Agreement, and that the right of any Member or successors-in-interest to assign, transfer, sell or otherwise dispose of his interest in the LLC shall be subject to the limitations and restrictions of this Agreement.

      SECTION 11.5 NO WAIVER; CUMULATIVE REMEDIES. The failure of any Member to insist upon strict performance of a covenant hereunder or of any obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such Member's right to demand strict compliance in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation hereunder, shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

      SECTION 11.6 DISPUTE RESOLUTION. All disputes arising in connection with this Agreement shall be resolved by binding arbitration in accordance with the applicable rules of the American Arbitration Association. The arbitration shall be held in Massachusetts before a single arbitrator selected in accordance with Section 12 of the American Arbitration Association Commercial Arbitration Rules who shall have substantial business experience in the investment advisory industry, and shall otherwise be conducted in accordance with the American Arbitration Association Commercial Arbitration Rules.

      SECTION 11.7 PRIOR AGREEMENTS SUPERSEDED. This Agreement and the schedules and exhibits hereto supersede the prior understandings and agreements among the parties with respect to the subject matter hereof and thereof.

      SECTION 11.8 CAPTIONS. Titles or captions of Articles or Sections contained in this Agreement are inserted as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

      SECTION 11.9 COUNTERPARTS. This Agreement may be executed in a number of counterparts, all of which together shall for all purposes constitute one Agreement, binding on all the Members notwithstanding that all Members have not signed the same counterpart.

      SECTION 11.10 APPLICABLE LAW; JURISDICTION. This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted, construed and enforced in accordance with the laws of the State of Delaware, without applying the choice of law or conflicts of law provisions thereof.

      SECTION 11.11 INTERPRETATION. All terms herein using the singular shall include the plural; all terms using the plural shall include the singular; in each case, the term shall be as appropriate to the context of each sentence. Throughout this Agreement, nouns, pronouns and verbs shall be construed as masculine, feminine and neuter, whichever shall be applicable.

      SECTION 11.12 SEVERABILITY. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

      SECTION 11.13 CREDITORS. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of (i) any Member, (ii) any Employee Stockholder or (iii) the LLC, other than a Member who is also a creditor of the LLC.

                           [INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF the Initial Non-Manager Members and the Manager Member have executed and delivered this Amended and Restated Limited Liability Company Agreement as of the day and year first above written.

                                 MANAGER MEMBER

Name and Signature                           Address

GEOCAPITAL CORPORATION                       Two International Place, 23rd Floor
(formerly known as Merger Sub)               Boston, MA  02110

By:  /s/ Sean M. Healey
     ------------------
   Name:
   Title:



                               NON-MANAGER MEMBERS

Name and Signature                        Address


/s/ Irwin Lieber                          c/o GeoCapital, LLC
--------------------------                767 Fifth Avenue, 45th Floor
Irwin Lieber                              New York, NY 10153-4590


/s/ Barry K. Fingerhut                    c/o GeoCapital, LLC
--------------------------                767 Fifth Avenue, 45th Floor
Barry K. Fingerhut                        New York, NY 10153-4590


/s/ Seth A. Lieber                        c/o GeoCapital, LLC
--------------------------                767 Fifth Avenue, 45th Floor
Seth A. Lieber                            New York, NY 10153-4590


/s/ Jonathan C. Lieber                    c/o GeoCapital, LLC
--------------------------                767 Fifth Avenue, 45th Floor
Jonathan C. Lieber                        New York, NY 10153-4590


/s/ Dana G. Lieber                        c/o GeoCapital, LLC
--------------------------                767 Fifth Avenue, 45th Floor
Dana G. Lieber                            New York, NY 10153-4590

/s/ Andrew J. Fingerhut                   c/o GeoCapital, LLC
--------------------------                767 Fifth Avenue, 45th Floor
Andrew J. Fingerhut                       New York, NY 10153-4590



/s/ Brooke A. Fingerhut                   c/o GeoCapital, LLC
--------------------------                767 Fifth Avenue, 45th Floor
Brooke A. Fingerhut                       New York, NY 10153-4590

                                 ACKNOWLEDGMENT

      The undersigned is executing this Agreement solely (i) to acknowledge and agree to be bound by the provisions of Section 3.12, Article VII and the relevant provisions of Article XI hereof (ii) to represent that the undersigned is the sole owner of all of the outstanding capital stock of the Managing Member, and (iii) to agree that, without a Majority Vote, for so long as Merger Sub is the Managing Member of the LLC, the undersigned shall not in any manner directly or indirectly sell, transfer, assign, pledge, hypothecate or otherwise encumber or dispose of any of the capital stock of the Managing Member, subject to the exceptions set forth in clause (i) and clause (ii) of Section 6.1(a).

AFFILIATED MANAGERS GROUP, INC.
Two International Place
23rd Floor
Boston, MA 02110


By: /s/ Sean M. Healey
    ------------------------
Name:
      ----------------------
Title:
      ----------------------

                                   SCHEDULE A

Member                              LLC Points        Capital Contribution
------                              ----------        --------------------

GeoCapital Corporation              60.0000              $24,000,000

Irwin Lieber                        19.9479              $         0

Barry K. Fingerhut                  13.9246              $         0

Seth Lieber                         1.3107               $         0

Jonathan C. Lieber                  1.3107               $         0

Dana G. Lieber                      1.1687               $         0

Andrew J. Fingerhut                 1.1687               $         0

Brooke A. Fingerhut                 1.1687               $         0
                                    ------               -----------

TOTAL                               100.0000             $24,000,000


Addresses


     GeoCapital Corporation
     c/o Affiliated Managers Group, Inc.
     Two International Place, 23rd Floor
     Boston, MA 02110


     Each of the above individuals can be contacted at:

     c/o GeoCapital, LLC
     767 Fifth Avenue
     New York, NY 10153

                                   SCHEDULE B

ACTUAL PERFORMANCE FEE CALCULATION AS OF THE DATE HEREOF
--------------------------------------------------------


            (a)           (b)         (c)        (d)         (e)          (f)
        Performance
        Fee for the   Performance              Option                   Cumulative
          current      Fee after              Limitation     Option      Residual
 Year   measurement  adjusting for   Base   (as a percent  Limitation  ("Carryover")
 Ended     period      Carryover     Fee     of Base Fee)      ($)       ((b)-(e))
-----------------------------------------------------------------------------------
Jun-94   (1,291,129)  (1,291,129)  1,220,846     50%        (610,423)     (680,706)
Jun-95   (1,847,065)  (2,527,771)  1,284,778     50%        (642,389)   (1,885,382)
Jun-96   (2,193,110)  (4,078,492)  1,580,134     50%        (790,067)   (3,288,426)
Jun-97      635,197   (2,653,229)  1,647,874     50%        (823,937)   (1,829,292)
----------------------------------------------------------------------------------

----------------------------------------------------------------------------------
                       Debits (Option Limitation/5)
----------------------------------------------------------------------------------
 Jun-98         Jun-99         Jun-00         Jun-01        Jun-02         Total
----------------------------------------------------------------------------------
(122,085)                                                                 (122,085)
(128,478)      (128,478)                                                  (256,956)
(158,013)      (158,013)      (158,013)                                   (474,040)
(164,787)      (164,787)      (164,787)      (164,787)                    (659,150)
                                                                                --
----------------------------------------------------------------------------------
(573,363)      (451,279)      (322,801)      (164,787)        --        (1,512,230)
----------------------------------------------------------------------------------

                                   SCHEDULE B

sample Actual Performance Fee Calculation (For Illustration Purposes Only) The Actual calculations shall be done as set forth in the text of the Amended and Restated Limited Liability Company Agreement


            (a)           (b)         (c)        (d)         (e)          (f)
        Performance
        Fee for the   Performance              Option                   Cumulative
          current      Fee after              Limitation     Option      Residual
 Year   measurement  adjusting for   Base   (as a percent  Limitation  ("Carryover")
 Ended     period      Carryover     Fee     of Base Fee)      ($)       ((b)-(e))
-----------------------------------------------------------------------------------

Jun-94   (1,291,129)  (1,291,129)  1,220,846     50%        (610,423)       (680,706)
Jun-95   (1,847,065)  (2,527,771)  1,284,778     50%        (642,389)     (1,885,382)
Jun-96   (2,193,110)  (4,078,492)  1,580,134     50%        (790,067)     (3,288,425)
Jun-97      635,197   (2,653,228)  1,647,874     50%        (823,937)     (1,829,291)
Jun-98      250,000   (1,579,291)  1,500,000     50%        (750,000)       (829,291)
Jun-99           --     (829,291)  1,500,000     50%        (750,000)        (79,291)
Jun-00      500,000      420,709   1,500,000     50%         420,709              --
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
                       Debits/Credits (Option Limitation/5)
------------------------------------------------------------------------------------
 Jun-98        Jun-99      Jun-00       Jun-01      Jun-02       Jun-03       Jun-04
------------------------------------------------------------------------------------
(122,084)
(128,477)    (128,477)
(158,013)    (158,013)    (158,013)
(164,787)    (164,787)    (164,787)    (164,787)
(150,000)    (150,000)    (150,000)    (150,000)    (150,000)
             (150,000)    (150,000)    (150,000)    (150,000)    (150,000)
                            84,142       84,142       84,142       84,142     84,142
------------------------------------------------------------------------------------
(723,361)    (751,277)    (538,659)    (380,646)    (215,858)     (65,858)    84,142
------------------------------------------------------------------------------------

sample Pro-Forma Performance Fee Calculation (For Illustration Purposes Only) The Actual calculations shall be done as set forth in the text of the Amended and Restated Limited Liability Company Agreement - calculated as if

     (i) the Carryover at June 1997 (being the residual negative performance fee from periods ended on or prior to June 30, 1997) was zero, and

     (ii) there were no so-called "Debits" from or attributable to any measurement periods ended on or prior June 30, 1997.


            (a)           (b)         (c)        (d)         (e)          (f)
        Performance
        Fee for the   Performance              Option                   Cumulative
          current      Fee after              Limitation     Option      Residual
 Year   measurement  adjusting for   Base   (as a percent  Limitation  ("Carryover")
 Ended     period      Carryover     Fee     of Base Fee)      ($)       ((b)-(e))
-----------------------------------------------------------------------------------
Jun-94   (1,291,129)  (1,291,129)  1,220,846     50%        (610,423)       (680,706)
Jun-95   (1,847,065)  (2,527,771)  1,284,778     50%        (642,389)     (1,885,382)
Jun-96   (2,193,110)  (4,078,492)  1,580,134     50%        (790,067)     (3,288,425)
Jun-97      635,197   (2,653,228)  1,647,874     50%        (823,937)           ZERO
Jun-98      250,000      250,000   1,500,000     50%         250,000              --
Jun-99           --           --   1,500,000     50%              --              --
Jun-00      500,000      500,000   1,500,000     50%         500,000              --
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
                       Debits/Credits (Option Limitation/5)
------------------------------------------------------------------------------------
 Jun-98       Jun-99      Jun-00      Jun-01      Jun-02       Jun-03       Jun-04
------------------------------------------------------------------------------------
  ZERO
  ZERO          ZERO
  ZERO          ZERO        ZERO
  ZERO          ZERO        ZERO        ZERO
50,000        50,000      50,000      50,000       50,000
                  --          --          --           --           --
                         100,000     100,000      100,000      100,000      100,000
-----------------------------------------------------------------------------------
50,000        50,000     150,000     150,000      150,000      100,000      100,000
-----------------------------------------------------------------------------------

    Jun-98       Jun-99       Jun-00      Jun-01      Jun-02      Jun-03     Jun-04
-----------------------------------------------------------------------------------
$   773,361   $  801,277   $  688,659    $530,646    $365,858    $165,858   $15,858

$   829,291   $   79,291   $       --    $     --    $     --    $    --         --

$ 2,568,156   $1,766,879   $1,078,220    $547,575    $181,716    $15,858         --
-----------------------------------------------------------------------------------

PRO FORMA MINNESOTA ALLOCATION (calculated as Sample Pro-Forma minus Sample Actual)
REMAINING MINNESOTA CARRYOVER AMOUNT (calculated as Sample Actual minus Sample Pro-Forma)
REMAINING MINNESOTA CUMULATIVE DEBITS(1) (calculated as Sample Actual minus Sample Pro-Forma)


(1) Calculated as of June 30, but assuming that the June payment had already been made and that AMG had received its portion of the Pro Forma Minnesota Allocation for that year

                                   SCHEDULE C

The provisions of this Schedule C are merely illustrative examples and are not a part of the agreement between the parties to the Amended and Restated Limited Liability Company Agreement of GeoCapital, LLC (the "LLC Agreement"). Capitalized terms used in this Schedule have the meanings set forth in the LLC Agreement.

1. Assumptions

Free Cash Flow =                    50.00% of Revenues From Operations

Ownership of GeoCapital LLC

            --------------------------------------------------------
               Member                                        Points
            --------------------------------------------------------
            GeoCapital Corporation                           60.0000
            Irwin Lieber                                     19.9479
            Barry Fingerhut                                  13.9246
            Seth Lieber                                       1.3107
            Jonathan Lieber                                   1.3107
            Dana Lieber                                       1.1687
            Andrew Fingerhut                                  1.1687
            Brooke Fingerhut                                  1.1687
                                                            --------
                                                   TOTAL    100.0000
            --------------------------------------------------------


2. Scenario

Messrs. Irwin Lieber and Barry Fingerhut launch a $100 million hedge fund with a 1% fee based on assets under management and a carried interest equal to 20% of any net gain. To launch the fund and receive the carry, they must, because of marketing factors, invest $ 2,000,000 for which they also receive limited partnership interests totaling 2.00%

          (i) Pursuant to Section 3.10(b), the management fee must be paid over to GeoCapital LLC

          (ii) Pursuant to Section 3.10(c), the Manager Member or Affiliated Managers Group, Inc. (or any other Affiliate of Affiliated Managers Group, Inc. as selected by the Manager Member) is entitled to 10% of the 20% carry, or 2% of the net gain in the hedge fund. The Manager Member or such Affiliate receives this interest for no, or nominal, consideration. In addition, this portion of the carry would have to be structured in accordance with the provisions of Section 3.10(c).

          (iii) If the Manager Member (or one of its Affiliates as selected by the Manager Member) determines to exercise its rights under Section 3.10(d), then, for the consideration required by such Section, the Manager Member may purchase a portion of the carried interest determined as follows:

                    (A x B) = C  where

                    A =  30.00% or 60/100 x 50%

                    B =  20.00% (the 20% carry to which Messrs. Lieber
                                and Fingerhut would be entitled prior to taking into account the operation of
                                Section 3.10(c) as described in (ii)
                                above)

                    C =  2.00%  (the 2% of net gain to which the Manager
                                Member is entitled pursuant to Section
                                3.10(c) as described in (ii) above)

                    or a total of

                         4.00% of the net gain in the hedge fund (pursuant to Section 3.10(d))


                    The cost to the Manager Member or its selected Affiliate would be is equal to 20% of the total investment required in respect of the total carried interests, or: $400,000

                                   SCHEDULE C


                    In addition, the portion of the carry purchased by the Manager Member would have to be structured in accordance with the provisions of Section 3.10(c).

                    Because, in connection with obtaining the carried interests, Messrs. Lieber and Fingerhut also received other limited partnership interests, for its $400,000 investment, the Manager Member or its selected Affiliate would also receive 20.00% of the limited partnership interests or 0.4% of the limited partnership interests in the hedge fund.

3. Conclusion


        -----------------------------------------------------------------------------
                               Percent Carried
           Holder                 Interest        Percent LP Interest     Investment
        -----------------------------------------------------------------------------
        Manager Member               6.00%                0.40%          $    400,000
        Lieber and Fingerhut        14.00%                1.60%          $  1,600,000
        Investors                      --                98.00%          $ 98,000,000
                                    -----                -----           ------------
                                    20.00%               100.0%          $100,000,000
        -----------------------------------------------------------------------------

                                   SCHEDULE D


The provisions of this Schedule D are merely illustrative examples and are not a part of the agreement between the parties to the Amended and Restated Limited Liability Company Agreement of GeoCapital, LLC (the "LLC Agreement"). Capitalized terms used in this Schedule have the meanings set forth in the LLC Agreement.

This example assumes that the termination of employment occurs at September 30, 1997, but that GeoCapital had been operating under the LLC structure under the Amended and Restated LLC Agreement.

This example further assumes that operating expenses did not exceed Operating Cash Flow

1) Assumed Revenues for the 24 months ending the last day of the calendar quarter in which the termination of an Employee Stockholder's employment occurs because of resignation, termination For Cause or termination for Unsatisfactory Performance

                     --------------------------------------------------
                      R E V E N U E S       F R E E  C A S H F L O W
                     --------------------------------------------------
Year Ended

   9/30/96               $10,567,586  =TOTAL *.5         $ 5,283,793.00
 12/31/97                $13,500,000  =TOTAL *.5         $ 6,750,000.00
                     ---------------                     --------------
 Subtotals               $24,067,586                     $12,033,793.00
                     --------------------------------------------------

                                      FIFTY PERCENT                  50%

                                      TOTAL                 $ 6,016,897

                                      Multiple                        3
                                                            -----------
                            Hypothetical Sale Price         $18,050,690


2)  Calculation of Repurchase Price using the methodology in Section 3.11(c)(ii)

-------------------------------------------------------------------------------------------------------
                   Starting                         Percentage      Allocation of    Purchase Price for
   Member           Capital    Partnership Points    Ownership       Gain or Loss      100% of Points
-------------------------------------------------------------------------------------------------------
AMG              $24,000,000         60.0000          60.0000%      $(3,569,586)
I. Lieber               0.00         19.9479          19.9479%       (1,186,763)             0.00
B. Fingerhut            0.00         13.9246          13.9246%         (828,418)             0.00
S. Lieber               0.00          1.3107           1.3107%          (77,978)             0.00
J. Lieber               0.00          1.3107           1.3107%          (77,978)             0.00
D. Lieber               0.00          1.1687           1.1687%          (69,530)             0.00
A. Fingerhut            0.00          1.1687           1.1687%          (69,530)             0.00
B. Fingerhut            0.00          1.1687           1.1687%          (69,530)             0.00
                 --------------------------------------------------------------------------------------
                 $24,000,000          100.00         100.0000%      $(5,949,311)
-------------------------------------------------------------------------------------------------------




                                     Page 1